RICHARD I. ANSLOW & ASSOCIATES
4255 Route 9, Suite D
Freehold, New Jersey 07728

September 24, 1998

Anthony G. Barone, Esq.
Office of Small Business
United States Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C.  20549

     RE:  SILVER STAR FOODS, INC.
     REGISTRATION STATEMENT ON FORM SB-2
     FILED DECEMBER 16, 1997
     FILE # 333-42311

Dear Mr. Barone:

On behalf of Silver Star Foods, Inc., (the "Company"), we hereby file an edgarized copy of the above-referenced Registration Statement. It is our understanding that the Post-Effective Amendment will undergo the standard review process and we look forward to your reply as to its status as soon as possible.
In response to your January 16, 1998 letter regarding the above referenced Registration Statement on Form SB-2, the following are the responses to the comments in such letter:

1.  Discuss further the reasons for Silver Star's  "production problems
 and business decline" prior to      dissolving.  Describe the affect that
 stronger      competition had on the Company's sales.

     The discussion of Silver Star Ravioli and Macaroni,  Inc. ("SSRM")
 has been reduced and de-emphasized in the       Amendment.  Page 21
 does note that SSRM filed bankruptcy      due to "financial problems
 caused by SSRM's outdated      manufacturing facilities."  This issue is
 discussed in      greater detail on page 47 in the Historical Background"
 section of the Business section.

2.   Add a new risk factor that discusses the Company's   current
 liquidity problem, stockholder's equity       deficiency and that the
 Company's independent auditor's       opinion noted that there is
 substantial doubt about the Company's ability to continue as a going concern.

     A risk factor has been added on page 26 entitled "Recent Losses, Going Concern Letter in Auditor's Report, Working Capital Deficit" which addresses the issues raised in the comment.

3.  The following Risk Factor shall be added to the Registration
 Statement:

CONTINUING INFLUENCE OF THE UNDERWRITER ON THE
 COMPANY
------------------------------------------------------

     It is suggested that the Company add a risk factor outlining the influence of the Underwriter on the Company.

     On page 37, a risk factor was added entitled "Relationship of Representative to Trading, Influence of Underwriter on the Company" which addresses Regulation M restrictions, the consulting agreement and the right of the Representative to appoint a director. Page 38 contains a risk factor entitled "Representative's Warrants and Registration Rights" which addresses risks related to the warrants issued to the underwriter in connection with the offering. The following has been added on Page 28 entitled "Dependence on Key Personnel; Need for Additional Executive Officers."

4. Indicate when the company intends to purchase key man life insurance.

     The following has been added on page 28 under "Dependence on Key Personnel; Need for Additional Executive Officers, "The Company intends to purchase Key man life insurance on Michael Trotta and Louis Trotta in the amounts of $750,000 and $100,000, respectively, upon receipt of the proceeds of this Offering".

5. Indicate further that the regulation requires that a broker-dealer must provide the customer with current bid and offer quotations for the penny stock, and the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

     The risk factor entitled "Penny Stock Regulation" on page 35 has been revised and includes the requested language at the end of the first paragraph.

6.  The first three sentences are not clear; please revise as appropriate.

     The risk factor entitled "Shares Eligible for Future Sale" on page 32 has been revised and clarified.

7. To the extent the factory building or equipment to be bought or leased from the proceeds of the Offering is owned by an affiliate of the Company, so indicate.

     The Company has no present intention to buy or lease any part of it's manufacturing facility from an affiliate. As noted on Page 62, any transactions with affiliates in the future will require approval of a majority of the disinterested directors and such transaction will be on terms no less favorable than those available to disinterested third parties.

8. Provide an additional table that summarizes the investments of all existing stockholders and new investors after giving effect to this Offering, assuming no exercise of the Over-allotment option. With respect to the Company's existing stockholders and new investors, respectively, indicate the total number of shares of Common Stock purchased, the percentage of total shares this number represents, the aggregate consideration paid for the shares, the percent of the total dollar amount invested in the Company the aggregate consideration represents, and the average price per share paid.

 The table has been provided on page 41 under the heading Dilution.

9. Describe the reasons why the Company was unable to participate "in all store circulars and promotions for the majority of the period."

     The Company has added the following disclosure as the second paragraph of the Management's Discussion and Analysis section on page 44.

"A substantial portion of the Company's sales to supermarkets are made during promotions or "specials" that the Company advertises in supermarket circulars. Normally, these specials are booked by the Company's food brokers eight weeks in advance of the scheduled sale.
 In conjunction with the specials, the supermarket will usually purchase additional quantity of the Company's products. During the year ended March 31, 1998 ("fiscal 1998"), the Company decided to change food brokers because the main principal of its food broker left the Company and decided to pursue other beneficial opportunities in the food industry. Therefore, the Company decided to utilize a new food broker.

  During this transaction period (August and September, 1997) the Company had a lapse of promotions which caused sales to decline. The Company is dependent upon its food brokers to promote sales of its products to supermarkets; however, the Company is not required to utilize such food brokers and has established relationships in the industry based on the background of its principals."

10. The staff notes that the Company believes that it can "achieve between $10 and $20 million in sales annually." Either delete such projection, or indicate when the Company believes it can achieve such sales figures, and describe all material assumptions used to support such sales figures. We may have further comments.

     The Company has deleted this statement.

11. Please file the agreements with Mount Rose Ravioli and Macaroni Co. and with Savignano Food Corporation as exhibits to the registration statement.

     The original registration statement included the agreements for Mount Rose and Savignano. Additional copies will be provided to you under separate cover.

12. To the extent the Company will have only one director (i.e. Michael Trotta) immediately following the Offering, so indicate. If the Company plans on naming additional directors soon after the offering is completed, so indicate. In this regard, please add a risk factor discussing the significant control over the affairs of the Company Michael Trotta will have after the completion of this Offering. Include in such discussion, if true, that he is the only director of the Company.

    As noted on pages 57 and 58, the Company has added four (4) directors, two of which are independent directors. Information required by Regulation S-B is included in this amendment.

13. Any written indemnification agreements with the Company's officers and directors should be filed as exhibits to the registration statement.

     There are no written indemnification agreements between the Company and its officers and directors.

14.  The principals of K&V Investments should be identified.  See
 General Instruction C to Schedule 13D for guidance.

     The Company has repurchased the shares that it issued to K&V
 Investments. The repurchase agreement is filed as an exhibit to the registration statement.

15. Either revise, or confirm supplementally that there is no disclosure to report pursuant to Item 404 of Regulation S-B.

     The Company has added a section entitled "Certain Relationships and Related Transactions" on Page 61 which discloses transactions as required by Item 404 of Regulation S-B.

16. In regard to the indemnification for liabilities under the Securities Act, please indicate that the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See
 Item 510 of Regulation S-B.

     In the Underwriting section, on Page 70, the Company has added the following: "To the extent that this section may purport to provide exculpation from possible liabilities arising under the federal securities laws, the Company has been advised that it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable."

17. State that the Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission and state the address of such site (http:/www.sec.gov).

     The section entitled "Additional Information" on Page 71 states that "Electronic registration statements (as well as proxy reports and other information, when filed) filed through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov)."

18. In general, where Section 4(2) of the Securities Act is relied upon, the basis for such exemption, including the sophistication of the purchaser should be indicated. In this regard, please either affirmatively state in connection with each issuance of securities by the Company in reliance upon Section 4(2) whether the investors were accredited investors or sophisticated purchasers, or indicate the basis for the Company's belief that such investors were either accredited or sophisticated. To the extent any investors in the Company's securities issued in reliance upon Section 4(2) were deemed sophisticated investors, indicate whether they had access to information on the Company necessary to make an informed investment decision.

     As noted above, Daniel Kodsi and K&V Investments sold their shares back to the Company for a return of their purchase price. As such investors are no longer shareholders, no additional information about them or the nature of the transaction in which they acquired shares has been added to the Amendment.

19. A legal opinion pursuant to Item 601(b)(5) of Regulation S-B should be filed with the next amendment.

     Enclosed herewith as an exhibit, is a legal opinion pursuant to Item 601(b)(5) of Regulation S-B.

20. The selected dealer agreement and financial data schedule should be listed in the Exhibit Index and filed as exhibits to the Registration Statement.

     The Financial Data Schedule has been filed as an exhibit. The Selected Dealer Agreement will be filed as an exhibit by amendment.

21. The date the filing was signed should be indicated. To the extent that Michael Trotta occupies more than one specified position with the Company, please indicate such positions. See instructions for Signature in Part II of Form SB-2.

     The signature page has been revised to reflect that currently Michael Trotta is the Chairman of the Board of Directors, Chief Executive Officer, President and Secretary.

22. Each director and officer for whom the power of attorney is applicable should be listed and the date of the power of attorney provided.

     This has been done on the signature page on Page 76.

23.  Please provide the disclosures required by paragraphs (e) and (f) of
 Item 502 of Regulation S-B.

     "Until           , 1998, all dealers effecting transactions in the
 registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

 In addition to the above, a detailed Table of Contents has been added to the Prospectus after the Front Page.

24. Please see Staff Legal Bulletin No. 5 (CF/IM). In the bulletin, we explain what public companies should disclose about Year 2000 issued in their filing. Please supplementally confirm to us that you disclose in this filing all required information about Year 2000 issues.

     The following disclosure has been added to the Management's
 Discussion and Analysis section on page 47:

"Many computer systems and software products worldwide and throughout all industries will not function properly as the Year 2000 approaches unless changes, due to a once common programming standard that represents years using only the last two digits. The Company believes that its current systems are Year 2000 compliant.
 The Company intends to ensure that all modifications made to its operating systems as it adds a manufacturing facility will be Year 2000 compliant".

25.  Revise to indicate the name of the independent accountant.

     The Independent Accountant's Report on Page F-2 indicates the name of the independent accountant.

26. Revise the Notes to the financial statements to provide appropriate disclosure of significant commitments. In this regard, the disclosure under Properties in the forepart of the registration statement should be revised to include relevant information regarding the ownership status of the offices referred to. If leased, refer to the disclosure requirements of FASB statement No. 13, particularly paragraph 16.

    The Company does not presently own its office space. Note 8 of the financial statements has been revised to reflect same.

27.  The financial statements should now be updated to at least
 September 30, 1997 to comply with Item 310(g) of Regulation S-B.

     Included with the Amendment are financial statements containing interim period financial statements for the six months ended June 30, 1998.

28. A current consent of the independent accountant should be included in the amendment to the registration statement that is expected to become effective.

 This will be included in the amendment to the registration statement.

29. The following risk factor regarding forward looking statements shall be amended in the Registration Statement:

     Forward-Looking Statements

                   This Prospectus includes "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The actual results of the Company may differ significantly from the results discussed in such forward-looking statements. Certain factors that might cause such differences include, but are not limited to, the factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Securities Act and
 Section 21E of the Securities Act, which apply to certain forward-looking statements, are not applicable to this Offering."

Since the filing of the Registration Statement on December 16, 1997,the following has occurred:

               I. The Company has sold shares and warrants in the Company in accordance with a Confidential Private Placement
 Memorandum pursuant to Regulation D, Rule 504. The following sections of the Registration Statement have been amended to reflect such transaction:

               (A)  Risk Factor - Shares Eligible for Future Sale:
                    This section shall be revised to indicate that the Company has outstanding 3,256,000 shares (in lieu of 4,800,000 shares). This is based on the Private Placement shares and the shares discussed in II below.

               (B) Certain Relationships and Related Transactions: the following shall be added:

                     "As of September ,1998, the Company raised
                     $700,000.00 pursuant to a Confidential Private Offering Memorandum. There were twenty (20) investors in such Private Placement Memorandum. The Offering consisted of twenty-eight (28) Units, with each Unit consisting of a $25,000 Promissory Note, 2,000 shares of Common Stock (56,000 shares in the aggregate) and 2,000 Redeemable Common Stock Purchase Warrants (56,000 Warrants in the aggregate). Each Unit sold for $25,000.00. The Warrants entitled the holder thereof to purchase one share of common stock of the Company at the purchase price of $6.00 per share at any time commencing one (1) year after the effective date of the Company's proposed initial public offering until five (5) years from the Effective Date of the Confidential Private Offering Memorandum. The Warrants are subject to redemption by the Company at a price of $.25 per Warrant at any time commencing one (1) year from the Effective date, upon notice of not less than thirty (30) days, mailed within ten (10) days, after the average of the last bid prices of the Common Stock of the Company, if and as listed on a national securities exchange, for a period of ten (10) consecutive trading days has equaled or exceeded $8.50. The Offering was made solely to persons who qualified as accredited investors as defined under Regulation D Rule 501 under the Act. The Shares and Warrants offered in the Confidential Private Placement Memorandum are not to be registered under this Registration Statement.

Very truly yours,
RICHARD I. ANSLOW & ASSOCIATES

By:/s/ Richard I. Anlsow
       ________________________________
       RICHARD I. ANSLOW

RIA/tp

           SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C.  20549
                 ------------------
                 AMENDMENT NO. 1 TO
                     FORM SB-2
                 ------------------
                 REGISTRATION STATEMENT
                         UNDER
              THE SECURITIES ACT OF 1933
                 ------------------

NEW YORK                           0638                          11-3265942
(State or other Jurisdiction of   (Primary Standard Industrial   I.R.S.Employer
Incorporation or Organization)     Classification Code No.)      Identification
                                                                 Number)

                   1000 South Avenue
              Staten Island, New York 10314
              Telephone:   (718) 763-3000
              Facsimile:   (718) 763-6004
          (Address and Telephone Number of Principal
              Executive Offices and Principal
              Place Of Business)

                    MICHAEL TROTTA
     CHIEF EXECUTIVE OFFICER, PRESIDENT AND SECRETARY
  (Name, Address and Telephone Number of Agent for Service)
                  1000 South Avenue
              Staten Island, New York 10314
              Telephone:    (718) 763-3000
              Facsimile:    (718) 763-6004
              ----------------------------
                       Copies to:

Richard I. Anslow, Esq.                   Jay M. Kaplowitz, Esq.
Richard I. Anslow & Associates            Gersten, Savage, Kaplowitz &
Freehold Office Plaza                     Fredericks, LLP
4255 Route 9, Suite D                     101 East 52nd Street
Freehold, New Jersey 07728                New York, New York 10022
Telephone: (732) 409-1212                 Telephone: (212) 752-9700
Facsimile: (732) 577-1188                 Facsimile:   (212) 980-5192

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.
                       ------------
     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities of Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  /   /
             CALCULATION OF REGISTRATION FEE
===========================================================

<S.>
                                          PROPOSED                PROPOSED
                                          MAXIMUM OFFERING        MAXIMUM
TITLE OF EACH CLASS      AMOUNT TO BE     PRICE PER               AGGREGATE
OF SECURITIES TO BE      REGISTERED       SECURITY (1)            OFFERING
REGISTERED                                                        PRICE
----------------------------------------------------------------------------
Common Stock, par
value $0.0001 per share   1,265,000          $5.25                $6,641,250
(2)
----------------------------------------------------------------------------
Redeemable Common
Stock Purchase A          2,530,000          $ .25                $632,500
Warrants (3)
-----------------------------------------------------------------------------
Common Stock, par
value $0.0001 per share
(4) (5)                   2,530,000          $6.00                $15,180,000
-----------------------------------------------------------------------------

Total
-----------------------------------------------------------------------------
(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457.

(2) Includes 165,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(3)     Includes 330,000 Redeemable Common Stock Purchase A
Warrants ("Warrants") issuable upon exercise of the Underwriters' over-allotment option.

(4) Represents shares of Common Stock issuable upon exercise of the Warrants.

(5) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH A DATE OR DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT
OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SUCH SECTION 8(A), MAY
DETERMINE.

                   SILVER STAR FOODS, INC.
                   CROSS REFERENCE SHEET

Showing Location in Prospectus of Part I Items of Form SB-2

Item Number and Heading                                   Location in Prospectus
in Form SB-2 Registration Statement
------------------------------------------------------------------------------
1.     Front of Registration Statement and
     Outside Front Cover Page of Prospectus.......         Outside Front
                                                           Cover Page
2.     Inside Front and Outside Back Cover
     Pages of Prospectus.........................          Inside Front Cover
                                                           Page; Outside B

3.     Summary Information and Risk Factors.....           Prospectus Summary;
                                                           Risk Factors

4.     Use of Proceeds..................................   Prospectus Summary;
                                                           Use of Proceeds.
5.     Determination of Offering Price.....................Outside Front Cover
                                                           Page; Risk Factors

6.     Dilution........................................... Risk Factors;
                                                           Dilution

7.     Selling Security Holders..........................  Not Applicable

8.     Plan of Distribution................................Outside Front Cover
                                                           Page; Underwriter

9.     Legal Proceedings................................   Not Applicable.

10.     Directors, Executive Officers, Promoters
                and Control Persons....................... Management;
                                                           Principal
                                                           Shareholders

11.     Security Ownership of Certain Beneficial
     Owners and Management..............................   Management;
                                                           Principal
                                                           Shareholders

12.   Description of Securities.........................   Risk Factors;
                                                           Capitalization;
                                                           Shares Eligible
                                                           For Future Sale

13.   Interest of Names Experts and Counsel............... Legal Matters

14.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities......................................... Management

15.   Organization within Last Five Years.......... .....  Management;
                                                           Principal
                                                           Shareholders

16.   Description of Business............................. Prospectus
                                                           Summary; Business

17.   Management's Discussion and Analysis or
           Plan of Operation...............................Management's
                                                           Discussion and
                                                           Analysis

18.   Description of Property..........................    Proposed Business

19   Certain Relationships and Related Transaction.......  Certain
                                                           Transactions

20.   Market for Common Equity and Related
      Stockholder Matters................................. Outside Front
                                                           Cover Page;
                                                           Risk Factors;
                                                           Description
                                                           Of the Securities
21.   Executive Compensation......... .......... ........  Management;
                                                           Executive
                                                           Compensation

22.   Financial Statements................................ Financial
                                                           Statements

23.   Change in and Disagreements with Accountants
      On Accounting and Financial Disclosure............   Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO
COMPLETION OR AMENDMENT. A REGISTRATION
STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
WITH THE SECURITIES AND EXCHANGE
COMMISSION.  THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENTS BECOMES EFFECTIVE.
THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO
SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR
SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY
STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR
QUALIFICATION UNDER THE SECURITIES LAWS OF ANY
SUCH STATE.

                  SILVER STAR FOODS, INC.
             1,100,000 Shares of Common Stock,
     2,200,000 Redeemable Common Stock Purchase Warrants
         OFFERING PRICE: $5.25 PER SHARE and $.25 PER
                       A WARRANT

          Silver Star Foods, Inc. (the "Company"), a New York corporation, is offering hereby 1,100,000 shares of Common Stock, par value $.0001, and 2,200,000 Redeemable Common Stock Purchase
Warrants (the "A Warrants"), through Royal Hutton Securities Corp. (the "Underwriter"). The shares of Common Stock and Warrants may be purchased separately and will be transferable separately upon issuance.

           Each of the A Warrants entitles the holder thereof to purchase one share of Common Stock (the "Shares") at a price of $6.00 per share, subject to adjustment in certain circumstances, at any time commencing on the first anniversary of the Effective Date of the registration statement and expiring on the four year anniversary of the effective date of the registration statement of which this Prospectus is a part (the "Effective Date").

           The Warrants are subject to redemption by the Company, commencing on the first anniversary of the Effective Date at a price of $0.01 per A Warrant, upon notice of not less than thirty (30) days mailed within ten (10) days after the average of the last bid prices of the Common Stock, as listed on a national securities exchange, for a period of ten (10) consecutive trading days that has equaled or exceeded
$8.50. See "Description of Securities."

           Prior to this offering (the "Offering"), there has been no public market for the Common Stock or A Warrants and there is no assurance that such a public market will develop or be sustained after the Completion of the Offering. The initial public offering prices of the Common Stock and A Warrants and the exercise price and terms of the A Warrants have been determined by negotiation between the Company and the Underwriter and bear no relation to the Company's earnings, assets, book value, net worth, or any other recognized criteria of value. See "Underwriting." Application has been made for listing of the Common Stock and A Warrants for quotation on the NASDAQ SmallCap Market ("NASDAQ") under the symbols "SILV" and "SILVW," respectively.

          See "Risk Factors" beginning on page 8 for a discussion of certain factors to be considered by prospective investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION
NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

                   Price to Public Underwriting Discounts   Proceeds to Company
                                                                    (2)
                   ---------------  ----------------------  ------------------
Per Share                 $5.25                   $0.525             $4.725
Per A Warrant            $0.25                    $0.025             $0.225
Total (3)            $6,325,000                 $632,500         $5,692,500

(Footnotes appear on page 2)

(1) See "Underwriting" for additional compensation to the Underwriter consisting of: (i) three (3%) percent of the gross proceeds of the Offering ($189,750, or $218,213 if the Over-Allotment Option (as defined below) is exercised in full) as a non-accountable expense allowance; (ii) a $36,000 annual financial consulting fee.

(2) The Company has granted to the Underwriter a forty-five (45) day option to purchase up to an additional 165,000 Shares and 330,000 A Warrants at the price to the public less Underwriting Discount of ten (10%) percent, solely to cover Over-Allotments, if any (the
"Over-Allotment Option"). If the Over-Allotment Option is exercised in full the total price to the public, underwriting discount and net proceeds to the Company, before Offering costs will be $7,273,750, $727,375, $6,546,375 respectively (see "Underwriting").

          The Common Stock and A Warrants are offered on a "best
efforts" basis by the Underwriter, subject to prior sale, when, as, and if delivered and accepted by it and subject to approval of certain legal matters by the Underwriter's legal counsel and certain other conditions. The Underwriter reserves the right to reject orders in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Common Stock and Warrants will be made at the offices of the Underwriter, 1700 South Dixie Highway, Boca
Raton, Florida 33432, on or about November   , 1998.

                      ----------------
               ROYAL HUTTON SECURITIES CORP.
                      ----------------

The date of this Prospectus is ________________, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT
CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED  BY THE
COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES
TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN
ANY JURISDICTION WHERE SUCH OFFER WOULD BE
UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY
TIME DOES NOT IMPLY THAT THE INFORMATION SET
FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT
TO ITS DATE.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING
MAY ENGAGE IN TRANSACTIONS THAT STABILIZE,
MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF
THE SHARES AT LEVELS ABOVE THOSE WHICH MIGHT
OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH
TRANSACTIONS MAY BE AFFECTED ON THE
OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD OR
OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE
DISCONTINUED AT ANY TIME.

      The Company intends to furnish its shareholders with annual reports containing audited financial statements after the end of each fiscal year, and make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company's fiscal year ends on March 31 of each year.

                PROSPECTUS SUMMARY

           The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is therefore urged to read this prospectus in its entirety. Unless the context otherwise requires, the term "the Company" refers to Silver Star Foods, Inc., a New York corporation. This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors in "Risk Factors." The Company
------------

     Silver Star Foods, Inc. (the "Company") is a distributor of a wide range of pre-packaged frozen pasta products in the New York metropolitan area. The Company sells its products primarily to supermarkets or to distributors who resell the products to supermarkets. The Company's products are primarily "stuffed" pasta such as ravioli and tortellini, which must be refrigerated or frozen when stored. The Company intends to establish a manufacturing facility with the proceeds of this Offering. The Company believes, although there can be no assurance, that acquiring manufacturing capacity and entering into agreements with additional sales representatives will enable it to expand its customer base to supermarket chains in other regions and small distributors throughout the country. See "Business- Expansion
Strategy."

     The family of the Company's Chairman Chief Executive Officer and Principal Shareholder, Michael Trotta, owned and operated Silver Star Ravioli & Macaroni, Inc. ("SSRM") for over fifty years. SSRM was engaged in the business of selling pasta products under the Silver Star name. In 1992, SSRM declared bankruptcy, largely due to financial problems caused by SSRM's outdated manufacturing facilities, and was liquidated. In March 1995, Michael Trotta, who had been an employee at SSRM, formed the Company to distribute a select number of food products under that label. The Company purchased the "Silver Star" trade name in 1997 from Vincent Trotta, the father of the Company's President. See "Business - Background" and "Certain Transactions."

     The Company has become a distributor of a variety of pre-packaged
Italian stuffed pasta food products, including ravioli, tortellini, cavatelli, gnocchi and manicotti. According to a report by A.C. Nielson & Co., in 1997, sales of the Company's products accounted for approximately
7.5% of the frozen pasta market among supermarkets in the New York Metropolitan area. The Company promotes its products to these supermarkets with the assistance of food brokers, who receive commissions for such sales. The Company regularly offers discounts or "specials," on its products and arranges for such specials to be listed in the supermarket circular which is available to each of the supermarket customers as they enter the store. See "Business."

     The Company also sells its products to small distributors who resell the frozen pasta to grocery stores and restaurants. Although this constitutes a small portion of the Company's business, the Company has distributors in locations such as Nevada and California. The Company intends, although there can be no assurance it will be able to, to establish relationships with additional distributors in order to expand into other regions and markets. See "Business- Sales and Distribution."

     The Company's marketing efforts emphasize the Silver Star tradition of quality. The Company also hopes to capitalize on the growing popularity of pasta, many types of which are lower in fat than most other frozen food products. See "Business - Marketing."

     Currently, the Company has manufacturing agreements with Mount Rose Ravioli and Macaroni, Inc. ("Mount Rose") and Savignano Foods Corporation ("Savignano"). These companies manufacture and package the products that the Company sells under the Silver Star name. The Company believes that this arrangement is satisfactory for sales to its existing customer base. However, this arrangement limits the Company's ability to increase profit margins and to pursue certain types of customers. In order to achieve significant sales growth and to operate profitably, the Company's management believes it needs to establish its own manufacturing facility or to seek better manufacturing terms from its suppliers. See "Business - Principal Suppliers

     The Company believes, although there can be no assurance, that establishing a manufacturing facility will enable it to produce its products at a lower cost without sacrificing quality. A manufacturing facility should also allow the Company to respond to customer orders more quickly and to allow it more flexibility in changing its product mix. The Company intends to establish a manufacturing facility. This will be done by considering either (i) acquiring land and constructing and equipping a new facility on such land; or (ii) leasing an existing facility (possibly with an option to buy such facility), which is likely to require an investment to update or improve the facility. See "Business -Manufacturing."

     The Company was incorporated in New York in March 1995 under the name Silver Star Ravioli, Inc. The Company changed its name in July 1997. The Company maintains its principal offices at 1000 South Avenue, Staten Island, New York, 10314 and its telephone number is
(718) 763-3000.

                   THE OFFERING

Securities Offered               1,100,000 shares of Common Stock, and
                                 2,200,000 A  Warrants. The Common
                                 Stock and the A Warrants may be
                                 purchased separately upon  issuance. See
                                 "Description of Securities"
                                 and"Underwriting."

Exercise Price of Warrants       Each A Warrant exercisable at an exercise
                                 price of $6.00 per share
 .                                The exercise price of the  A Warrants is
                                 subject to adjustment in certain
                                 circumstances. See  "Description of
                                 Securities - Warrants."

Exercise Period                  Each A Warrant is  exercisable commencing
                                 on the first anniversary of  the Effective
                                 Date of the  Registration Statement.   The A
                                 Warrants expire on  the four year
                                 anniversary of the Effective date of the Registration Statement.

Redemption                       The A Warrants are   redeemable by the
                                 Company  commencing on the first
                                 anniversary of the Effective Date of the Registration Statement at a price of $0.01 per Warrant, upon notice of not less than thirty (30) days mailed within ten (10) days after the average of the last bid prices of the Common Stock, as listed on a national securities exchange, for a period of ten (10) consecutive trading days that has equaled or exceeded $8.50.

Offering Price                   $5.25 per share of Common Stock and $.25 per
                                 Warrant.

Use of Proceeds                  Opening of manufacturing facilities;
                                 purchase of additional machinery and
                                 equipment; general administrative expenses;
                                 repayment of bridge loan promissory notes;
                                 and for general corporate purposes.

Risk Factors                     An investment in the Shares offered hereby
                                 involves a high degree of risk and therefore the Shares should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the
                                 Shares should carefully review and consider the factors set forth under "Risk Factors" as well as other information contained herein, before purchasing any of the Shares.
                                 See "Risk Factors."

           Summary Financial Information

     The following table sets forth summary historical financial information of the Company for the years ended March 31, 1997 and March 31, 1998 and the three months ended June 30, 1997 and June 30,1998.

     The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and "Management's Discussion and Analysis of Financial Condition and
Results of Operations" included elsewhere in this Prospectus.

                               For the Years ended        For the three months
                               March 31,                     ended June 30,
                               -------------------        ---------------------
                               1997          1998         1997          1998
                               ----          ----         ----          ----
                                                       (Unaudited)   (Unaudited)
Statement of Operating Data:
Revenues                     $1,450,438 $1,343,276        $375,193   $254,421
Gross Profit                 $  478,190 $  144,521        $ 31,481    $50,963
Operating Expenses           $  407,381 $  426,884        $ 53,818   $124,071
Net Income (Loss)            $   19,557  ($340,354)      ($ 36,398) ($ 91,547)
Per Share Data:
     Net Earnings (Loss)
     Per Share                     $.01      ($.08)          ($.01)    ($.02)
     Weighted Average Number
     of Shares Outstanding    3,200,000  4,300,274       3,200,000   3,789,011

                                  March 31               June 30, 1998
                                 1997          1998     Actual   As Adjusted
                                                                 (1),(2),(3)
                                                                 (4)
                         --------------------------------------------------
Total Assets                    $258,134        $429,418   $420,795  5,108,984
Working Capital (Deficiency)   ($295,311)      ($316,443) ($868,801) 4,349,949
Stockholders' Equity
(Deficiency)                   ($ 50,098)       $  9,548  ($491,999) 4,651,065

(3) Assumes proceeds of $700,000 from Bridge Financing, less placement agent fees and expenses of $84,000 and other related costs of $40,000.00. Of the remaining $576,000, assumes that $440,000 will be used to repay existing loans and that the Company will receive approximately $136,000 for working capital purposes.

(4) Attributes a value of $3.00 per share of Common Stock and $.10 per Redeemable Common Stock Purchase Warrant for the shares and warrants issued in connection with the bridge financing.

(5) Assumes gross proceeds from the offering of $6,325,000, less underwriter's discount and expenses and other costs of the registration of $632,500, $189,750 and $150,000, respectively. Also assumes repayment of the bridge loans of $700,000 and the amortization of deferred financing costs of $297,600. Does not include any amount payable to the underwriter under a consulting agreement.

(6) Does not assume the sale of any of the shares or warrants available to cover the underwriter's over-allotment option, the exercise of the warrants or the exercise of the underwriter's warrants.

                   RISK FACTORS

          An investment in the Securities being offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements (and notes thereto).
Recent Losses, Going Concern Letter in Auditor's Report, Working

Capital Deficit
-------------------------------------------------------

     For the three months ended June 30, 1998, the year ended March 31, 1998 and the year ended March 31, 1997, the Company has recorded a net income (loss) of ($91,547), ($340,354) and $19,557, respectively.
At June 30, 1998, the Company had a working capital deficit of $868,801 and an accumulated deficit of $481,999. The auditor's report to the Company's financial statements for the year ended March 31, 1998, states that the working capital deficit and stockholder equity deficit raise doubts about the Company's ability to operate as a going concern. For at least the current fiscal year, the Company is likely to incur losses from operations as a result of, among other things, its expansion strategy. There can be no assurance that the Company will achieve profitability at any time in the future or, if achieved, sustain such profitability. See "Financial Statements".

Risks Related to Expansion Strategy
-----------------------------------
     The Company's expansion strategy and the opening and success of its proposed manufacturing facilities will depend on various factors (which factors will vary depending on how the Company implements its expansion strategy), including, the availability of a manufacturing plant and equipment, the negotiation of acceptable lease terms, licensing and regulatory compliance, the ability to meet production and construction schedules, the general ability to manage successfully its anticipated growth (including monitoring its production facilities, controlling costs, and maintaining effective quality control), and general economic and business conditions. Not all of the foregoing factors are in control of the Company. The implementation of the Company's expansion strategy will increase operating costs which, in turn, could adversely affect its business, financial condition or results of operations. Having recently embarked on its expansion strategy, there can be no assurance that the Company will successfully implement its strategy or that its strategy will result in profitability. Consistent with its expansion strategy, the Company anticipates entering into new geographic regions in which it has no previous operating experience. No assurance can be given that the Company will be successful in new geographic regions. See
"Business - Expansion Strategy" and "Business - Suppliers."

Limited Operating History, New Business Activities
--------------------------------------------------

     The Company has operated only since 1995. The Company is not directly affiliated with SSRM, which was dissolved in 1992. The Company has never engaged in the manufacturing of food products or sold significant quantities of products outside the New York area or to institutional customers. Therefore, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business in a highly competitive industry. See "Business."

Failure of Previous Business
----------------------------

     The Company's management participated in the management of
SSRM. In 1992, SSRM declared bankruptcy and was liquidated.  SSRM had experienced financial problems largely brought on by its outdated manufacturing plant. Competitors with newer facilities were able to offer products at lower prices and on a more flexible schedule. SSRM's attempts to upgrade the facility were ineffective and the debts incurred in connection with the attempted upgrade eventually caused SSRM to go bankrupt.  The Company is engaged in the same business operating
under the same trade name as SSRM.   The Company intends to avoid
the problems encountered by SSRM, however the Company's prospects for success must be evaluated in light of the factors which led to the
failure of SSRM.   See "Business - Historical Background."

Competition
------------

     The food industry is highly competitive. Competition for shelf space in grocery stores and supermarkets is intense and poses great difficulty for smaller companies. The Company competes with numerous companies in the New York area, including the Company's two suppliers. The Company will likely encounter similar competition as it enters new markets. Many of these competitors are larger and have greater financial and other resources, including production and distribution facilities, than the Company. The Company's products compete with frozen food products, other pasta products and all food products in general. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially adversely affect the Company's business, prospects, financial condition and results of operations. Further, there can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not have a material adverse effect on its business, prospects, financial condition and results of operations. See "Business - Competition."

Dependence on Key Customers, Dependence on Key Sales
Representatives
-----------------------------------------------------------

     For the year ended March 31, 1998 and the three months ended June 30, 1998, the Company's five largest customers accounted for an aggregate of approximately 97% and 98% of its total sales. The Company has no long term arrangements with any of these customers. While the Company generally believes its relationships with its customers are good, there can be no assurance that these or any other customers will continue to purchase the Company's products. See "Business - Sales and Distribution."

     The Company sells its products through sales representatives who are known in the industry as food brokers. For the year ended March 31, 1998 and the three months ended June 30, 1998, approximately 98% of its sales in the New York market were undertaken by Douglas Sales Associates, Inc. See "Business - Sales and Distribution."

     The loss of the Company's relationships with these or other key customers or food brokers could adversely affect the Company's business, prospects, financial condition and results of operations.

Dependence on Key Suppliers, Risk of Price Fluctuations
--------------------------------------------------------

     The Company purchases all of its products from two suppliers, Mount Rose and Savignano. The prices of products purchased from Mount Rose are revised every six months. The prices of products purchased from Savignano are subject to increase if the Company fails to order certain minimum amounts of products. The Company has historically been able to pass significant price increases through to its customers. However, no assurance can be given that it will be able to do so in the future. The agreement with Mount Rose is terminable by either party at any time and the agreement with Savignano is terminable by either party upon 120 days notice. Both Mount Rose and Savignano sell products that compete with the Company's products directly to supermarkets and distributors. There can be no assurance that such agreements will not be terminated, particularly since Mount Rose and Savignano are aware of the Company's plans to establish its own manufacturing facility. The Company believes that alternative sources for its products are available, however, the loss of any of its current suppliers would have a material adverse effect on it business, financial condition or results of operations until a relationship could be established with new suppliers or a manufacturing facility could be established. See "Business- Suppliers" and "Business - Competitors."

Dependence on Key Personnel; Need for Additional Executive Officers
-----------------------------------------------------------

     The Company is dependent to a great extent upon the experience, abilities and continued services of Michael Trotta, the Company's President and Chief Executive Officer and Louis Trotta, the Company's Vice President. The loss of services of Mr. Michael Trotta or Mr. Louis Trotta could have a material adverse effect on the Company's business, financial condition or results of operation. The Company has entered into three year employment agreements with, and is purchasing Key man life insurance on the life of each of, these individuals. The Company intends to purchase Key man life insurance on Michael Trotta and Louis Trotta in the amounts of $750,000 and $100,000 respectively, upon
receipt of the proceeds of this Offering.   In order to implement the
Company's expansion strategy, the Company will need to hire additional executive officers, including an experienced chief financial officer. There can be no assurance that the Company will be able to identify the proper individuals or that such individuals would be willing to be employed by the Company on terms acceptable to the Company. See "Management."

Absence of Trademark Registration, Absence of Patent Protection
-----------------------------------------------------

     The Company acquired the Silver Star trademark from Vincent
Trotta in 1997.  Mr. Trotta had acquired the trademark from SSRM, who had registered the trademark with the US Patent and Trademark
Office. The Company failed to renew its registration of the trademark. Although it does maintain certain rights in the trademark, it currently does not have the protection against infringement offered by registration.  If the Company were required to cease using "Silver Star", it could have a material adverse effect on the Company.  The Company is in the process of filing its application to register the trademark. There can be no assurance that the Company's application will be accepted.
Although registration affords the Company the protection of federal trademark laws against the unauthorized use of the protected mark or a use deemed "confusingly similar" under federal trademark law, there can be no assurance that third parties will not infringe on the Company's current or future trademark registrations or that the Company will have sufficient resources to defend against any such infringement successfully
or at all. See "Business   Proprietary Rights."

     The Company does not have any patents on its recipes or production processes or trademarks on the names of its products. Because it currently uses other businesses in the industry to manufacture it products, competitors are familiar with the Company's recipes, production processes and products. There can be no assurance that these competitors will not be able to utilize this information to gain a competitive advantage over the Company.

Potential Liability; Availability of Insurance
-----------------------------------------------

     The Company, from time to time, is subject to lawsuits as a result of its business and currently maintains insurance relating to personal injury in amounts that it considers adequate and customary for the food industry. No assurance can be given that the Company will be able to obtain insurance policies in the future. In addition, any successful claim against the Company, in an amount exceeding its insurance coverage, could have a material adverse effect on its business, financial condition or results of operation.

Dependence on Effective Distribution System
-------------------------------------------

     The Company's success depends upon an effective system of distribution for its products. To distribute its products, the Company uses common carriers. The dependence on other companies for delivery of its products poses a risk to the Company, particularly as the Company increases its distribution to the eastern United States. There can be no assurance that the Company will continue to be able to negotiate acceptable freight rates in the future or that delivery will not be disrupted for reasons including, but not limited to, adverse weather, natural disasters or labor disputes in the trucking industry. See "Business".

Continued Control by Management
-------------------------------

     Upon completion of the Offering, management of the Company will beneficially own approximately 73.46% of the Company's outstanding
Common Stock. The Company's stockholders do not have the right to cumulative voting in the election of directors. Accordingly, Management will be in a position to exert control over the business and operations of the Company, including the election of all directors of the Company and approval of significant corporate transactions. See
"Principal Stockholders."

Government Regulation
-----------------------

     The Company is subject to numerous state regulations relating to the preparation and sale of food. It is also subject to federal and state laws governing the Company's relationship with its employees, including minimum wage requirements, overtime, working and safety conditions, and citizenship requirements. Commencement of manufacturing of food would subject the Company to numerous other regulations of the U.S.
Food and Drug Administration and the U.S. Department of Agriculture including unannounced on site inspections. The failure to obtain or retain required food licenses or to be in compliance with applicable governmental regulations, or any increase in the minimum wage rate, employee benefits costs (including costs associated with mandated health insurance coverage) or other costs associated with employees, could adversely affect the business, results of operations or financial condition of the Company. Proposals are under consideration at the federal level to introduce a system of mandated health insurance. This and other initiatives could adversely affect the Company's operations as well as the food industry in general. A failure to comply with one or more regulatory requirements could result in a variety of sanctions, including fines and the withdrawal of the Company's products from store shelves. The Company is not aware of any currently existing facts or circumstances that would cause it to fail to comply with any of the regulations to which it is currently subject.

Risks Inherent in the Food Industry
-----------------------------------

    The results of operations in the food industry can be affected by, among other things, changes in consumer tastes, national, regional and local economic conditions and demographic trends. The Company believes that the pasta market is a growing market, but there can be no assurance that changes in the market will not occur which would adversely affect the Company.

     The Company faces all of the risks inherent in the production and distribution of frozen food products, including contamination, adulteration and spoilage, and the associated risks of product liability litigation. Such risks will be increased if the Company establishes a manufacturing facility. There can be no assurance that the Company's procedures will be adequate to prevent the occurrence of such events. See "Business."

Shares Eligible for Future Sale
-------------------------------

     The Company has outstanding 3,256,000 shares of common stock all of which were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act.
Such shares may be sold only pursuant to an effective registration statement filed by the Company or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities
Act. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the common stock prevailing from time to time.
Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices. See "Description of Securities -
Shares Eligible for Future Sale."

Dilution
---------

     The investors in this Offering will suffer immediate dilution of $4.25 per share, assuming $.25 is attributed to each Warrant. See "Dilution."

Additional Financing
---------------------

     The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for at least the next 12 months. Thereafter, the Company may need to raise additional funds to continue to implement its expansion strategy. There can be no assurance that additional financing will be available or if available will be on favorable terms.

Quarterly Fluctuations; Seasonality; Possible Volatility of Stock Price
-----------------------------------------------------------

     The Company's business is somewhat seasonal. Although there exists a steady market for the Company's products from September through June, with sales rising during the Christmas holidays, sales usually decline in July and August. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance. In the event the Company's operating results fall below the expectations of public market analysts and investors, the market price of the Common Shares would likely be materially adversely affected. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Absence of Dividends
--------------------

     The Company has never declared or paid any cash dividends on its Common Stock. The Company intends to retain its earnings, if any, to finance the growth and development of its business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit the Company's ability to pay dividends on the Common Stock. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital and legal requirements and such other factors as the Board of Directors deems relevant. See "Dividend Policy."

Current Prospectus and State Registration Required to Exercise
Warrants and Options
------------------------------------------------------

     At such time as the Shares and Warrants become registered under the Securities Act, holders of the Warrants will be able to exercise the Warrants only if (i) a current Prospectus under the Securities Act relating to the Shares is then in effect and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the various holders of Warrants reside. Although the Company has agreed to use its best efforts to maintain a current registration covering the Shares, there can be no assurance that the Company will be able to do so. The value of the Shares may be greatly reduced if a registration statement covering the Shares is not kept current or if the Shares are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Persons holding warrants who reside in jurisdictions in which the Shares are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants or allow them to expire unexercised.

Forward Looking Statements
--------------------------

     This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The actual results of the Company may differ significantly from the results discussed in such forward-looking statements. Certain factors which may cause such differences include, but are not limited to, the factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Securities Act and
Section 21E of the Exchange Act, which apply to certain forward-looking statements, are not applicable to this Offering.

Potential Liability for Possible Violation of Section 5 of the Securities
Act: Integration of August Bridge Financings with this Offering
-----------------------------------------------------------

     In September 1998, the Company completed a private placement of 28 units each consisting of a $25,000 Promissory Note, 2,000 shares of Common Stock and 2,000 Redeemable Common Stock Purchase
Warrants to accredited investors at a price of $25,000 per unit. There was no cost attributed to either the Common Shares or the Redeemable Common Stock Purchase Warrants contained in the units. The Company believes that these financings were exempt from registration under Regulation D of the Securities Act of 1933 (the "Securities Act"), however, an investor in such financings could take the position that these financings should be deemed to be integrated with the Offering with the result that these financings would not have complied with Regulation D of the Securities Act. Such position might subject the Company to litigation with its attendant costs and risks. If it were determined that these financings should have been integrated with the Offering, it would give rise, among other things, to the investors having a right of rescission and the Company having liability in connection with the 1998 Bridge Financings.

Offering Price Arbitrarily Determined
-------------------------------------

     The offering price of the Securities has been determined by negotiation between the Company and the Representative and is not necessarily related to the Company's assets, earnings, book value or any other objective standard of value.

Authorization and Discretionary Issuance of Preferred Stock
-----------------------------------------------------------

     The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock, par value $.001, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities - Preferred Stock."

Effect of Issuance of Common Stock Upon Exercise of Warrants and Options; Possible Issuance of Additional Common Stock and Options
------------------------------------------------------------

     Immediately after the Offering, assuming the Representative's Over-Allotment Option is not exercised, the Company will have an aggregate of 7,173,000 shares of Common Stock authorized but unissued and not reserved for specific purposes and an additional 3,471,000 shares of Common Stock unissued but reserved for issuance pursuant to (i) the Company's 1998 Stock Option Plan, (ii) outstanding options and warrants, (iii) exercise of the Redeemable Warrants, (iv) exercise of the Over-Allotment Option and the Redeemable Warrants underlying the Over-Allotment Option and (v) exercise of the Representative's Warrants and the Redeemable Warrants included therein. All of such shares may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Company, any shares issued would further dilute the percentage ownership of the Company held by the public stockholders.  The
Company has agreed with the Representative that, except for the issuances disclosed in or contemplated by this Prospectus and issuances in connection with any merger or acquisition of another entity by the Company, it will not issue any securities without the Representative's consent, including but not limited to any shares of Common Stock, for a period of 24 months following the Effective Date, without the prior
written consent of the Representative.   See "Underwriting."

     The exercise of warrants or options and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants and options can be expected to exercise them, to the extent they are able, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. See "Management - Stock Option Plan," "Description of Securities" and "Underwriting."

Absence of Public Market; Determination of Offering Price;
Volatility; Nasdaq Maintenance Requirements.
-----------------------------------------------------------

     Prior to this offering, there has been no public market for the Shares, and there can be no assurance that any active trading market therefor will develop or, if any such market develops, that it will be sustained. Accordingly, unless and until a public market develops, purchasers of the Shares may experience difficulty selling or otherwise disposing of such securities.

     The initial public offering price of the Shares was arbitrarily determined by negotiations between the Company and the Representative, and does not necessarily bear any relationship to the Company's assets, book value, results of operations, or any other generally accepted indicia of value. See "Underwriting." From time to time after this offering, there may be significant volatility in the market price of the Common Shares. Quarterly operating results of the Company or other developments affecting the Company, such as announcements by the Company or its competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the Common Stock to fluctuate substantially.
The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies.

     Under the currently effective criteria for listing of securities on the Nasdaq SmallCap Market, for initial listing, a company must have at least $4,000,000 in net tangible assets, a minimum bid price of $4.00 per share, and a public float of at least $5,000,000. For continued listing, a company must maintain $2,000,000 in net tangible assets, a minimum bid price of $1.00, and a public float of at least $1,000,000. In the event that the Company should be unable to maintain the standards for continued listing, the Common Shares could be subject to de-listing from the Nasdaq SmallCap Market. Trading, if any, in the Common
Shares would thereafter be conducted in the over-the-counter market on the OTC Bulletin Board established for securities that do not meet the Nasdaq SmallCap Market listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Shares.

     Should the Company be unable to satisfy the NASDAQ maintenance criteria for listing, its Securities may be de-listed from NASDAQ. In such event, trading, if any, of the Securities would thereafter be conducted in the over-the-counter market, the so-called "pink sheets," or the National Association of Securities Dealers, Inc.'s (the "NASD") "Electronic Bulletin Board." As a consequence of such de-listing, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Securities.

Penny Stock Regulation
-----------------------

     In the event that the Company is unable to satisfy NASDAQ's initial listing of maintenance criteria requirements, trading of the Securities would be conducted in the "pink sheets" or the NASD's Electronic
Bulletin Board. In the absence of the Common Stock being quoted on NASDAQ, at a market price of at least $5.00 per share or certain other exemptions, trading of the Common Stock would be covered by Rule
15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Furthermore, broker-dealer's must disclose the compensation of the Broker dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

     The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for at least three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the Securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their Securities in the secondary market. There is no assurance that trading in the Securities will not be subject to these or other regulations that would adversely affect the market for such securities.

Potential Adverse Effect of Redemption of Redeemable Warrants
-----------------------------------------------------

     The Redeemable A Warrants offered hereby are redeemable, in whole or in part, at a price of $.01 per Redeemable Warrant (the "Redemption Price"), commencing one year after the date of this Prospectus and prior to their expiration on the fourth anniversary of the date of this Prospectus provided that (i) prior notice of not less than 30 days is given to the Warrant holders, (ii) the closing bid price of the Company's Common Stock shall have exceeded $8.50 per share for a period not less than 10 Consecutive trading days in any 30 day trading period ending not more than 10 days prior to the date on which the notice of redemption is given. Warrant holders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Redeemable A Warrants could force the holders to exercise the Redeemable A Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Redeemable A Warrants at the current market price when they might otherwise wish to hold them, or to accept the Redemption Price, which may be substantially less than the market value of the Redeemable A Warrants at the time of redemption. The
Redeemable A Warrants may not be exercised unless the registration statement pursuant to the Securities Act, covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the Warrant holder. Although the Company does not presently intend to do so, the Company reserves the right to call the Redeemable A Warrants for redemption whether or not a current prospectus is in effect or such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrant holders from liquidating their Redeemable A Warrants. See "Description of Securities - Redeemable Warrants."

Current Prospectus and State Blue Sky Registration Required to
Exercise Redeemable Warrants
-----------------------------------------------------------

     Warrant holders have the right to exercise the Redeemable A
Warrants for the purchase of shares of Common Stock only if a current prospectus which will permit the purchase and sale of the Common
Stock underlying the Redeemable A Warrants is then effective, but there can be no assurance that the Company will be able to keep effective such a Prospectus. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Redeemable A
Warrants in those states in which the Securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Redeemable A Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Redeemable A Warrants are not so registered or qualified during the period that the Redeemable A Warrants are exercisable. In such event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Redeemable A Warrants unless and until the shares of Common Stock could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Redeemable A Warrants may lose or be of no value if a prospectus covering the shares of Common Stock issuable upon the exercise thereof is not kept current or if such underlying shares of Common Stock are not, or cannot be, registered in the applicable states. See "Description of Securities - Redeemable
Warrants."

Relationship of Representative to Trading, Influence of Underwriter on
the Company
-------------------------------------------------------

     The Representative may act as a broker or dealer with respect to the purchase or sale of the Common Stock and the Redeemable Warrants in the over-the-counter market where each is expected to trade. The Representative also has the right to act as the Company's exclusive agent in connection with any future solicitation of Warrant holders to exercise their Redeemable Warrants. Regulation M, which was recently adopted to replace Rule 10b-6, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may prohibit the Representative from engaging in any market-making activities with regard to the Company's securities for a period of up to five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Representative of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative and any soliciting broker/dealer may be unable to provide a market for the Company's securities during certain periods while the Redeemable
Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.

     The Representative has the right to designate a director to be one of management's nominees to the board of directors and also has the right to designate an observer to attend meetings of the board. The Company also agreed, subject to certain exceptions, not to issue common stock or Preferred stock for a period of two years without the consent of the representative. Additionally, the Representative and the Company have entered into a consulting agreement whereby the Representative will provide strategic business and merger and acquisition consulting. Therefore, the Representative may be able to exert influence over the operation of the Company. See "Underwriting."

Representative's Warrants and Registration Rights
-------------------------------------------------

     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants which entitle the Representative to purchase up to 110,000 shares of Common Stock and/or 110,000 Redeemable Warrants. The securities issuable upon exercise of the Representative's Warrants are identical to those offered pursuant to this Prospectus. The Representative's Warrants are exercisable at a price of $per share and $per Redeemable Warrant for a period of four years commencing one year from the date of this Prospectus. The exercise of the Representative's Warrants and the Redeemable Warrants contained in the Representative's Warrants may (i) dilute the value of the shares of Common Stock to be acquired by holders of the Redeemable Warrants,
(ii) adversely affect the Company's ability to obtain equity capital and
(iii) adversely affect the market price of the Common Stock if the Common Stock issuable upon the exercise of the Representative's
Warrants and the Redeemable Warrants contained in the Representative's Warrants are sold in the public market. The Representative has been granted certain "piggyback" and demand registration rights for a period of five years from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Representative's Warrants. The exercise of such rights could result in substantial expense to the Company. See "Underwriting."

                   USE OF PROCEEDS

          Assuming the sale of the securities offered hereby (based on an assumed offering price of $5.25 per share of Common Stock and $.25 per Redeemable A Warrant), the net proceeds to the Company, after deducting estimated underwriting discounts and commissions and expenses payable by the Company in connection with the Offering are estimated to be approximately $5,352,750 ($6,103,125 if the Underwriter's Over-Allotment Option is exercised in full). The
Company expects to use the net proceeds as follows:

Purpose                            Amount                   Percentage of Net
Proceeds
-------                            ------                --------------------
Purchase and/or Renting of
a Manufacturing Facility (1)      $1,302,859                24.34%
Working Capital                   $  697,999                13.04%
Buying and/or Leasing
of Equipment (2)                  $2,187,134                40.86%
General Corporate Purposes (3)    $  464,758                 8.68%
Repayment of Bridge Loan
Promissory Notes (4)                $700,000                13.08%
Total                             $5,352,750                  100%

----------------
(1) Includes purchase of production equipment for the Facility. The Company intends to either (i) acquire land in the New York metropolitan area and construct and equip a new facility; or (ii) lease an existing facility, which is likely to require an investment to update or improve the facility.

(2) The Company intends to lease its equipment. Such leases generally require a fifty (50%) percent down payment based on the purchase price and include an option to purchase at the end of the lease term for a nominal amount. The Company requires certain equipment which shall include, but not be limited to, the following: filling and processing machine, dough extruders, assorted ravioli machines, mechanical spiral freezers, general conveyor work, vertical form and fill machines, blanchers (pre-cook products), other miscellaneous machinery, trucks for delivery (which shall include a 24 foot reefer and a tractor-trailer) .

(3) Included as part of this category, the Company shall purchase a new computer system and a new telephone system.

(4) The Bridge Financing in the amount of $700,000 which consisted in part of twenty eight $25,000 Promissory Notes, require repayment in full of such notes upon receipt of the proceeds of this Offering.

     Prior to expenditure, the net proceeds of this Offering will be invested in principally short-term money-market instruments. Any proceeds received upon exercise of the Over-Allotment Option or exercise of outstanding options and warrants will be used for working capital.

     Pending application of the proceeds of this Offering, the Company intends to invest the net proceeds in certificates of deposit, money market accounts, United States government obligations or other short-term interest bearing obligations of investment grade.

     The foregoing represents the Company's best estimate of its allocation of the net proceeds of the sale of the Shares based upon the Company's currently contemplated operations, the Company's business plan and current economic and industry conditions and is subject to reapportionment among the categories listed above in response to, among other things, changes in its plans, regulations, industry conditions and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in the Company's contemplated operations or business plan and changes in economic and industry conditions.

     Based on the Company's operating and expansion plans, the Company believes that the net proceeds of this offering, together with available cash and anticipated revenues from operations, will be sufficient to satisfy its capital and legal requirements and finance its plans for expansion for at least the next 12 months. Such beliefs are based upon assumptions and there can be no assurance that the assumptions underlying the Company's plans will prove to be correct.
After such 12-month period, or sooner if the Company's assumptions prove to be incorrect, the Company may require additional capital in order to meet its then current plans for expansion and capital requirements. Such financing may take the form of ordinary or preferred equity securities or debt securities, or may involve bank financing. There can be no assurance that the Company will be able to obtain additional capital on a timely basis, on favorable terms, or at all.
In any of such events, the Company may be unable to implement its current plans for expansion. See "Capitalization" and "Management's
Discussion and Analysis of Financial Condition and Results of
Operations."

                      DIVIDEND POLICY

     The Company has never paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by the Company on its Common Stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant.
Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit the Company's ability to pay dividends on the Common Stock.

                        DILUTION

     As of June 30, 1998, the pro forma net tangible book value of the Company's Common Stock was ($872,996) or ($0.27) per share of the Common Stock. The net tangible book value of the Company's
Common Stock is the tangible assets less total liabilities. The Company has net intangible assets amounting to $380,997 at June 30, 1998. Dilution per share represents the difference between the amount paid per share by purchasers in this Offering and the pro-forma net tangible book value per share after the Offering.

     After giving effect to the sale by the Company of 1,100,000 shares of Common Stock and 2,200,000 Warrants offered hereby and the applications of the net proceeds thereof, the pro-forma net tangible book value of the Company's Common Stock as of June 30, 1998 would have been approximately $4,355,754 or $1.00 per share. This represents an increase in the net tangible book value per share of $1.27 to the Company's existing shareholders and an immediate dilution of $4.25 per share to new stockholders purchasing Common Stock and Warrants in this Offering.

     The following table illustrates this dilution on a per share basis:

Assumed public offering price per share                       $5.25
Pro forma net tangible book value per share before
Offering..................................................    ($.27)
Increase per share attributable to payments by new
stockholders..............................                    $1.27
Pro forma net tangible book value per share after Offering    $1.00
Dilution per share                                            $4.25

    The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, and the total consideration and the average price per share paid:

                           Percentage of                                Average
                           Outstanding                    Percent of    Price
             Shares of     Shares of      Total           Total         per
             Common Stock  Common         Consideration   Consideration Share
                           Stock         Paid               Paid        of
                                                                        Common
                                                                        Stock
------------------------------------------------------------------------------
Existing
Stockholders.3,256,000     74.7%          $320            11.0%          $0.22
New
Investors..  1,100,000     25.3%    $5,775,000            89.0%          $5.25
             ---------     ------   -----------          -------         -------
            4,356,000(1)  100.0%    $5,775,320           100.0%          $1.33

(1) Does not include: (i) 2,200,000 shares of Common Stock issuable upon exercise of the A Warrants offered hereby; (ii) up to an additional 495,000 shares of Common Stock issuable upon exercise of the Representative's Over-Allotment Option and the underlying Redeemable Warrants; (iii) 220,000 shares of Common Stock issuable upon exercise of the Representative's Warrants and the Redeemable Warrants included therein; (iv) 500,000 shares of Common Stock issuable upon exercise of options available for grant under the 1998 Stock Option Plan; (v)
56,000 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with the Company's Bridge Financing.

                    CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1998 and as adjusted to give effect to the sale by the Company of 1,100,000 Common Shares, 2,200,000 Warrants and the 56,000
Common Shares and 56,000 Redeemable Common Stock Purchase
Warrants issued in conjunction with the bridge financing. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                           June 30, 1998             June 30, 1998
                           Actual(Unaudited)         As Adjusted(1), (2)
                           -----------------         -------------------
Total current liabilities:    $912794                $457,919(3)
Long-term debt:                   -0-                      -0-
Stockholder's equity:
Common Stock $.0001
par value, 15,000,000
shares authorized;
3,200,000 shares outstanding;
4,356,000 shares outstanding
as adjusted                       480                     596
                           ------------------         ------------------
Additional paid-in            399,840                  5,840,388
capital                      (482,319)                  (779,919)(4)
Deficit                      (410,000)                  (410,000)
Treasury Stock
-------------------------------------------------------------------------------
Total Stockholders Equity    (491,999)                 4,651,065
-------------------------------------------------------------------------------
Total Capitalization         $420,795               $5,108,984
                             --------                  ---------
                             --------                  ---------

(1) Assumes sale of 1,100,000 shares of Common Stock at $5.25 per share and 2,200,000 A Warrants at $.25 per Warrant for gross proceeds of $6,325,000, less the Underwriters Discount of $632,500 and other expenses estimated to aggregate $339,750.

(2) Does not assume exercise of the Underwriter's Over-Allotment Option, the Underwriter's Warrant, any of the A Warrants or any of the Bridge Warrants.

(3) Assumes repayment of the bridge notes of $700,000 and the notes payable to former stockholders of $410,000.

(4) Assumes amortization of deferred financing costs of $297,600 resulting from the bridge financing.

               SUMMARY FINANCIAL DATA

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General
-------

The Company currently is a manufacturer and wholesaler of stuffed and other frozen pasta products which it markets under the "Silver Star" trade name. The Company commenced operations in May, 1995.
A substantial portion of the Company's sales to supermarkets are made during promotions or "specials" that the Company advertises in supermarket circulars. Normally, these specials are booked by the Company's food brokers eight weeks in advance of the scheduled sale. In conjunction with the specials, the supermarket will usually purchase additional quantity of the Company's products. During the year ended
March 31, 1998 ("fiscal 1998"), the Company decided to change food brokers because the main principal of its food broker left the Company and decided to pursue other beneficial opportunities in the food industry. Therefore, the Company decided to utilize a new food broker. During this transition period (August and September, 1997) the Company had a lapse of promotions which caused sales to decline. The Company is dependent upon its food brokers to promote sales of its products to supermarkets; however, the Company is not required to utilize such food brokers and has established relationships in the industry based on the background of its principals.

The Company does not presently have it's own manufacturing facilities, but plans to construct one from the anticipated proceeds of the Offering. Management believes that manufacturing it's own product would enable the Company to increase it's profit margins and participate more fully in "price competitive" marketing which is common in the retail marketplace. Concurrent with the construction of a plant facility, the Company anticipates that both it's direct expenses and general and administrative expenses will increase as the Company adds a full-time work force. There can be no assurances that the Company will be able to increase revenue, increase gross profit margins or be profitable as a result of these expenditures.

At June 30, 1998, the Company's financial statements included an asset of $134,729 of slotting fees, which are payments to a supermarket to obtain shelf space for the Company's products. The slotting fees do not ensure continued availability of shelf space for the Company's products. The slotting fees have been capitalized and are being amortized over three (3) years. Management periodically reviews these slotting fees to determine whether their economic benefit has been impaired and should, therefore, be reserved for or written off.

Results of Operations
---------------------

Three Months Ended June 30, 1998 as Compared to June 30, 1997
--------------------------------------------------------

The Company had net sales of $254,000 for the three months ended
June 30, 1998 as compared to $375,000 for the three months ended
June 30, 1997, a decrease of $121,000 (32%). The decrease is attributed to the Company's inability to participate in store promotions due to its working capital deficiencies.

Costs of sales decreased during the three months ended June 30, 1998 to $203,000 from $344,000 in the three months ended June 30, 1997, a decrease of $141,000 (41%). The decrease is due to the Company's decreased volume for the comparative periods. As a percentage of net sales, cost of sales decreased to 80% for the three months ended June 30, 1998 from 92% for the three months ended June 30, 1997.
Operating expenses increased to $124,000 for the three months ended
June 30, 1998, as opposed to $54,000 for the three months ended June
30, 1997, an increase of $70,000 (130%). The increase in operating expenses is partially attributable to increased selling costs incurred by the Company to try to maintain market share.

Amortization expenses for the three months ended June 30, 1998 increased $4,000 (29%) to $18,000 as compared to $14,000 for the three months ended June 30, 1997. The increase is attributable to increased slotting fees incurred for the procurement of retail shelf space. The Company had a net loss of $92,000 for the three months ended June
30, 1998 as opposed to $36,000 for the three months ended June 30, 1997, an increase of $56,000 (156%).

Year Ended March 31, 1998 as Compared to Year Ended March 31,
1997
----------------------------------------------------------

The Company had net sales of $1,343,000 for fiscal 1998 as compared to $1,450,000 for fiscal 1997, a decrease of $107,000 (7%). The decrease is attributed to the Company's lack of working capital.
Also, the Company was unable to participate in many store promotions due to the loss of its principal food broker during fiscal 1998.
Cost of sales increased $227,000 or 23% to $1,199,000 for fiscal 1998 from $972,000 for fiscal 1997. As a percentage of net sales, cost of sales increased to 89% for fiscal 1998 from 67% in fiscal 1997. These increases are attributed to price promotions by the Company in order to maintain market share during fiscal 1998.
Operating expenses were $427,000 for fiscal 1998 as compared to $407,000 in fiscal 1997, an increase of $20,000 (5%).
Amortization expenses were $57,000 for fiscal 1998 as compared to $47,000 for fiscal 1997, an increase of $10,000 (21%). The increase is attributed to additional slotting fees capitalized during fiscal 1998. The Company had a net loss of $340,000 in fiscal 1998, compared to a profit of $20,000 for fiscal 1997, a decrease of $360,000 (1,800%)

Liquidity and Capital Resources
--------------------------------

At June 30, 1998, the Company had a cash overdraft of $15,000, a decrease in the overdraft of $6,000 from the end of fiscal 1998. The Company generated cash flows from operations of $82,000 for the three months ended June 30, 1998. It used $73,000 of these cash flows to pay for slotting fees for the procurement of retail shelf space. The Company also spent an additional $6,000 on registration costs for its planned public offering of stock. At June 30, 1998, the Company had a working capital deficit of $878,801.

At the end of fiscal 1998, the Company had a cash overdraft of $21,000 as opposed to a cash balance of $2,000 at the end of fiscal 1997. In July 1997, the Company sold 1,600,000 shares of it's common stock for $400,000 in cash. The Company also received $55,000 in loans from its principal shareholder. The Company used funds for operations
($263,000), for slotting fees ($58,000), for note payments relating to the purchase of the Silver Star trade name ($77,000) and for registration costs ($80,000).

Cash at the end of fiscal 1997 was $2,000, a decrease of $3,000 from the end of fiscal 1996. Cash flows from operations amounted to $187,000. Proceeds from marketable securities amounted to $21,000. These increases were offset primarily by expenditures for slotting fees ($73,000), debt service on the trade name purchase ($111,000), payments for stock margin purchases ($16,000) and repayments of loans from a stockholder ($11,000).

In August 1998, the Company completed a bridge financing whereby it netted proceeds of $616,000. The bridge financing consisted of 28 units, each unit comprised of a promissory note in the principle amount of $25,000, 2,000 shares of the Company's common stock and warrants to purchase 2,000 share of the Company's common stock. The
Company used $410,000 of the proceeds to repurchase 1,600,000 shares of the Company's common stock which were sold in a private placement in July 1997, leaving the Company $216,000 for working capital purposes.

Management believes the bridge financing in conjunction with the Company's planned initial public offering would give the Company sufficient working capital to fund its operations and expansion plans for the next twelve months, although there can be no assurance of the Company's successful stock offering.

Year 2000
---------

Many computer systems and software products worldwide and throughout all industries will not function properly as the Year 2000 approaches unless changes, due to a once common programming standard that represents years using only the last two digits. The Company believes that its current systems are Year 2000 compliant.
The Company intends to ensure that all modifications made to its operating systems as it adds a manufacturing facility will be Year 2000 compliant.

                       BUSINESS

The Company
-----------

     Silver Star Foods, Inc. (the "Company") is a distributor of a wide range of pre-packaged frozen pasta products in the New York metropolitan area. The Company sells its products such as ravioli and tortellini, primarily to supermarkets. The Company intends to raise additional equity in order to establish a manufacturing facility. The Company believes, although there can be no assurance, that acquiring manufacturing capacity and entering into agreements with additional sales representatives will enable it to expand its customer base to supermarket chains and small distributors.

Historical Background
---------------------

     In 1930, the grandfather of the Company's President opened a pasta shop in Brooklyn, New York under the name Silver Star Ravioli &
Macaroni Co., Inc., ("SSRM"). During the next twenty years, SSRM developed an excellent reputation for its hand-made pasta around New
York. In the early 1950's, SSRM expanded by opening a 25,000 square foot factory with one of the first mechanized ravioli machines. With increased production capabilities, SSRM was able to supply large supermarket chains with its food products. During this time, SSRM distributed its food products to a number of grocery chains and numerous independent stores in the five boroughs of New York and Long Island. In addition to retail outlet stores, SSRM opened institutional accounts that included airlines and cruise ships. SSRM also expanded its geographic area and, with a select network of brokers, began to distribute its food products to the tri-state area, in addition to upstate New York, Philadelphia, Baltimore, Florida, Arizona and
California. During this time, SSRM was owned and operated by members of the Trotta family, including Michael Trotta, the Company's President, Louis Trotta, the Company's Vice-President, and Vincent
Trotta, who serves as an advisor to the Company. Sales for 1986-1989, exceeded $9,000,000 on an annualized basis.

     By the late 1980's, SSRM's manufacturing equipment was outdated. Competitors with newer factories and equipment were able to produce products at lower cost and on a more flexible schedule. As a result, sales margins suffered. SSRM's attempts to upgrade the facility, which was over thirty years old, were ineffective. Debts incurred in connection with the attempted upgrade eventually led to the bankruptcy of SSRM.

     In 1995, Michael Trotta formed the Company under the name Silver Star Ravioli. The Company changed its name to Silver Star Foods in July 1997. The Company, which had been using the Silver Star trademark since it was formed, acquired the trademark from Vincent Trotta in 1997 for $205,000 and acquired the right to use Vincent Trotta's name in connection with its promotions in April 1998.

Industry Overview
------------------

     Today, retail pasta products sales in the United States total over $500 million. [as published in the trade magazine, Modern Grocer]. Management believes that the appeal of frozen pasta products to American consumers has increased since the 1980's and shows no sign of abating.

     The Company believes that the U.S. retail market for frozen pasta is growing and fragmented. The Company believes that the growth in the frozen pasta category has been aided by several factors including both the growth in popularity of frozen foods and the changing consumer taste preferences to favor distinctive, high quality, healthy foods. The Company further believes that consumers are demanding more healthful food products as they learn more about the importance of one's diet in a healthy lifestyle. For example, the U.S. Surgeon General has recommended that consumers lower the percentage of calories from fat in their diets at no more than 30% (from the existing 37% average) and the U.S. Department of Agriculture recommends that 60-70% of Americans' daily caloric intake come from complex carbohydrates. Consequently, much of consumers' demand for more healthful food products is focused on lowering the fat content of their diets and increasing their intake of complex carbohydrates. The Company believes that the sale of pasta, which is generally low in fat and high in complex carbohydrates, is benefitting from the trend towards healthier eating.

     No assurance can be given that the frozen pasta market will continue to expand. Nor can there be any assurance that current levels of public attention to personal health, fitness and diet or current perceptions of healthfulness associated with pasta and pasta sauces will continue in the future. In particular, the public perception of the healthfulness associated with pasta-based meals may decline due to a recent study by the Center for Science in the Public Interest finding high fat content in cheese and cream-based pastas and pasta sauces. Similarly, sales of beef ravioli will not be aided by the increased demand for healthy foods.

     Additionally, as the Company expands to different regions of the United States, the Company may encounter differing public perceptions and concerns about health and diet. This may adversely impact the Company's marketing and expansion strategy and cause it to incur greater expenses in promoting its products.

Sales and Distribution
----------------------

     The Company primarily sells it products through sales representatives, known in the industry as food brokers. The Company currently has representative agreements with four food brokers. The Company pays its food brokers a commission which ranges from 3-5%
of the net amount received from customers on all sales in the respective
brokers territory.   The Company's brokers service the New York City
metropolitan area, New Jersey/Eastern Pennsylvania/Maryland and Florida. The broker for the New York area served as broker on 97% of the Company's sales. The agreement with the New York broker can be terminated by either party at any time. The other agreements contain termination provisions as well. Although the Company believes it could replace its food brokers, the loss of a food broker could have a material adverse effect on the Company, particularly in the short term.

     The primary function of the food broker is to act as a liaison between the manufacturer and the Company's customers. Working with
Company management, the broker will place advertisements in the supermarket circular and arrange "specials" or discounts on the
Company's products. If the Company determines that it desires to place its product in a supermarket chain, the broker will negotiate for the payment by the Company of a "slotting fee," which is a fee that a potential supplier must pay to obtain shelf space for a product in the
supermarket chain.    The Company believes that such "slotting fee" has
a beneficial life of three (3) years. However, payment of a slotting fee does not ensure continued shelf space availability for the Company's product. The Company intends, although there can be no assurance it will be able to, to establish relationships with additional food brokers in order to expand into other regions. Food brokers are particularly helpful when expanding into new geographic markets because a single broker may have existing relationships with numerous supermarkets.

     The Company recently entered into an agreement with Kelly Clarke, Inc., a food broker that works with club stores such as Costco and Price Club. The Company plans to package its products in a manner that would be suitable to club stores. However, the Company believes that it will not be able to effectively service club store customers until it has established a manufacturing facility. The Company has no plans to make any sales to club store customers at this time, and there can be no assurance that the Company will be able to sell its products to club store customers in the future, even if it established a manufacturing facility.

     The food brokers generally arrange sales to supermarket chains. These supermarkets then either place an order with the broker or with distributors, who then immediately place orders with the Company.
There is not a significant difference in pricing or delivery procedures based on whether the supermarket uses a distributor.

     According to a report by A.C. Nielson & Co., 1997 sales of the
Company's products accounted for approximately 7.5% of the frozen pasta market among supermarkets in the New York Metropolitan area.
Sales to these supermarket chains (directly or through distributors)
account for virtually all of the Company's revenue.   For the three
months ended June 30, 1998, the Company's five largest customers accounted for approximately 97% of its sales. These customers consist of two supermarket chains and three distributors who resell the Company's products primarily to other supermarket chains. During
1997, one of the two supermarkets, Pathmark Stores, Inc. changed the way they place orders and are now utilizing one of the three distributors.
The Company's management does not anticipate that this change will affect the price or quantity of the Company's products purchased by Pathmark supermarkets. The Company has no long term agreements with any of its customers, and the loss of any of these large customers could have a material adverse affect on the Company.

     The Company sells to a number of supermarkets chains that have stores (operating under the same name or through affiliated companies) in other regions. These supermarkets have buying departments in each region. The Company would have to establish relationships with different buyers to sell its products in these regions. However, Company management believes that its relationships in the New York region with these supermarket chains will aide it in establishing relationships with supermarket buyers in other regions.

     Generally, competition for shelf space in supermarkets is intense. Companies that supply to supermarkets, are often required to pay large slotting fees in order to commence business with a supermarket chain. The Company believes that such slotting fees have a beneficial life of three (3) years. Food suppliers may attempt to use their relationship with the supermarket or pricing arrangements to obtain the optimum shelf space. This usually creates an advantage for larger companies who are able to obtain the most visible shelf space. The Company's management believes that this advantage is reduced in frozen products, all of which must be stored in a freezer section. Additionally, the Company believes that its use of coupons and store circulars, along with customer loyalty, will enable it to overcome the advantage of the larger companies in obtaining optimum shelf space.

     The Company also sells its products to distributors who resell the frozen pasta to delicatessens, grocery stores and restaurants. Currently, these customers make up approximately 2% of the Company's business.
In the past year, the Company has sold frozen pasta to four different small distributors, located in California, New York, Nevada, Arizona and Florida. The Company intends, although there can be no assurance that it will be able to do so, to establish relationships with additional distributors in order to expand into other regions and markets.

     If the Company is able to acquire a manufacturing facility, it intends to pursue institutional customers, such as hotels, restaurants, schools, nursing homes, hospitals and prisons. These institutional customers buy
products in large volumes.   Without a manufacturing facility, the
Company does not have the flexibility or the cost structure to pursue such customers.

     Upon obtaining additional financing, the Company intends to employ a marketing and sales director. This individual will be in charge of establishing relationships with additional food brokers and distributors, and for pursuing institutional customers and other retail customers.

     The Company's success depends upon an effective system of
distribution for its products.   The Company  utilizes central warehouse
delivery for all its supermarket customers. In central warehouse delivery, the products are delivered to a warehouse for a chain of supermarkets for later delivery by the chain to its stores. To distribute its products to other parts of the country (which is a small part of the Company's business at the present time), the Company uses local and regional distributors. In any event, the Company uses common carriers to deliver its products to these distributors. The dependence on other companies for delivery of its products poses a risk to the Company.
While this method of delivery has been reliable and available at acceptable rates thus far, there can be no assurance that the Company will continue to be able to negotiate acceptable freight rates in the future and that delivery will not be disrupted for reasons including, but not limited to, adverse weather, natural disasters or labor disputes in the trucking industry.

Marketing
----------

    An emphasis of the Company's marketing to both its customers and consumers is on the association of the Silver Star name with a quality pasta product produced by a family operated business. The Company's promotional materials and packaging for some of its products contain a short statement from Vincent Trotta, Sr. which, among other things, offers a personal guarantee of quality, thanks customers for loyalty, and explains the Silver Star's products are "true to a family tradition." On all products, the Company has begun to use the name "Aversa Silver Star" after the founder of SSRM and the grandfather of the Company's
President.  The Company expects to continue to use the Aversa Silver
Star name as it enters new markets because management believes that customers are more likely to associate that name with Italian food products from a family operated business.

     The Company hopes to use advertising, primarily in supermarket circulars, to familiarize customers with the Silver Star name. The Company hopes positive experiences with the Company's product will create customer loyalty and promote repeat business.

     The Company also intends to capitalize on the nutritional value of its products. As is now required by law, the Company discloses the nutritional information about its products on the packaging. The
Company believes that the nutritional value of some of its frozen pasta compares favorably with many other alternatives among frozen foods.

     The Company's most effective advertising to consumers is by placing advertisements in supermarket circulars, which are available to customers of a supermarket upon entering a store. Occasionally, supermarkets distribute the circular via direct mail or as in enclosure in newspapers. The advertisements in the circular inform the consumer of any specials or discounts that are available on the Company's products and may contain coupons. The advertisement in the circular is arranged by the food broker and generally are placed approximately eight weeks in advance.

The Company's Products
----------------------

     The Company specializes in stuffed pasta, a form of pasta that includes stuffing such as ricotta, eggs and cheese, among others. The products that the Company currently distributes are: jumbo cheese round 13 oz. ravioli; mini cheese round 16 oz. ravioli; mini square cheese 16 oz. ravioli; mini square meat 16 oz. ravioli; tortellini, including meat and cheese, 16 oz.; cavatelli, 16 oz.; gnocchi 16 oz.; six count manicotti, 19 oz.; and twelve count stuffed shells, 21 oz.

     The Company's most popular product, mini square cheese ravioli should provide a meal for 5 people and is sold at a suggested retail price of $3.19, usually advertised for half price at $1.59.

     Like plain pasta, the Company's products must be boiled before they should be eaten. The Company does not sell its products with ready-made pasta sauce, although it may do so in the future.

     The Company's products are packaged in polyethylene bags. The Company may in the future market its ravioli in a box, which was the packaging method utilized by SSRM for its most popular ravioli products. The current packaging includes the nutritional information, ingredients and cooking directions. Also prominently featured is the
Silver Star trademark.   The packaging for some of the Company's
products contains a statement from Vincent Trotta Sr. guaranteeing the quality of the Company's products. The packaging design is based on SSRM's packaging. The manufacturer of the polyethylene bags ships them directly to the Company's suppliers.

     The Company has no current plans to introduce new products, and is unlikely to do so in the near future. If the Company is able establish a manufacturing facility, it intends to introduce new products and new packaging of existing products. For example, the Company intends to create packaging aimed at club stores, including a "bulk pack," which will be a single oversize pack weighing approximately 3 lbs. Additionally, the Company may sell its products with a ready made sauce. The sauce could be produced by a private manufacturer to the Company's specifications, or the Company could enter into a joint venture arrangement with an existing pasta sauce manufacturer.

Principal Suppliers and Ingredients
-----------------------------------

     Currently, the Company uses two private label manufacturers to prepare and package all of its products.  The Company provides these
manufacturers with recipes for its products.   Each of the Company's
manufacturers use a quick freeze process to ensure that the product is frozen while it is still fresh. The Company believes that it could replace its suppliers on similar terms, however the loss of any supplier could have a material adverse affect on the Company, particularly in the short term.

     The ingredients used by the Company's suppliers are primarily flour, eggs and water. Depending on the type of stuffed pasta the Company is producing, the ingredients may include whole milk ricotta, eggs, Romano cheese, mozzarella, parsley, salt, pepper, meat filling chopped meat, onions and spices. The Company's suppliers buys flour from Congra and Ricotta from either Pollyo or Sorrento. Other ingredients come from local distributors and manufactures. If the Company establishes a manufacturing facility, it intends to purchase directly from these suppliers.

     The Company's two production agreements are with Mount Rose
Ravioli and Macaroni Co. and Savignano Foods Corporation. Each supplier is able to fill the Company's product orders in approximately seven days.

     Mount Rose Ravioli and Macaroni Co. On June 13, 1995, the following Company executed an agreement which provides that Mount
Rose will manufacture and package the following "Silver Star" products:

Square Meat and Cheese Ravioli -- bag     24/16 oz.
Square Meat and Cheese Ravioli -- box     18/16 oz.
Round Cheese Ravioli                      24/13 oz.
Cavatelli                                 24/16 oz.
Cheese and Meat Tortellini                24/16 oz.
Gnocchi                                   24/16 oz.
Six Count Manicotti                       10/19 oz.
Twelve Count Stuffed Shells               10/21 oz.

     The agreement is terminable at any time by either party. The agreement provides that the product is to be paid for by either cashiers or certified check at the time the order is placed. The above prices, in accordance with the agreement, are to be reviewed every six months with respect to raw material and packaging costs. An increase or decrease in such costs will be passed on to the Company. The agreement further provides that in the event that the agreement is terminated the Company gives Mount Rose permission to use any packaging left on hand at the time of termination in any way it chooses.
     Savignano Food Corporation. Savignano has agreed to manufacture the following "Silver Star" products for the Company:

     Large Round Cheese Ravioli           24/13 oz.
     Cavatelli                            24/16 oz.
     Mini Round Cheese Ravioli            24/16 oz.

     The agreement, executed on June 12, 1995, provides that these prices are contingent with the Company having monthly sales of 7,000 cases of Ravioli and 3,000 cases of Cavatelli. In accordance with the agreement, if the Company fails to purchase from Savignano the above-mentioned volume over a 52-week period, Savignano has the right to raise prices relative to the Company's lack of demand. As per the agreement, the Company cannot order less than 250 cases of each of the above products.

     The agreement also provides that Savignano is responsible for all bags, labels and corrugated boxes needed to manufacture and package the product at Savignano sole expense. However, Savignano is not responsible for art work, plates, or dyes of any kind needed for product packaging. The agreement further provides that either party may terminate the agreement upon 120 days notice. The Company agreed that Savignano was to be the exclusive producer for the above products. The agreement's prices are to be reviewed every three months.

Manufacturing
-------------

     Currently, the Company does not have any manufacturing ability.
The Company intends to establish a manufacturing facility.  The
Company has no present plans for the establishment of a facility but is considering either (i) acquiring through merger or acquisition a company with an existing facility, which may require an investment to update the facility, (ii) constructing and equipping a new facility or (iii) leasing an existing facility, which is likely to require an investment to update or improve the facility.

     The Company's intends to establish a facility that would be
20,000-25,000 square feet.  The Company requires a facility with capability for drainage and refrigeration. The facility will be built with the intent on receiving a USDA plant number with the capability of processing meat and chicken, in addition to cheese. Only after USDA inspection and approval will it be able to process meat and chicken.
However, it does not require USDA approval to process cheese.   The
Company would like to locate the facility in the New York area to be near the majority of its customers. The Company intends to equip the facility with new equipment that has the capacity to produce its specialized products quickly and efficiently.

     Management believes that manufacturing capacity will allow the Company to produce its goods at a lower cost, particularly if it is able to increase volume. Furthermore, manufacturing capacity is likely to allow the Company greater flexibility in its product mix and enable it to require less advance notice of its orders.

Competition
-----------

     In the pasta market, the Company competes with national, regional, and local pasta manufacturers and specialty stores. Many of these competitors are larger, more established and have greater financial and other resources than the Company. Competition in the pasta industry is based on product quality, brand name awareness, brand loyalty and price. Non-frozen, non-stuffed pasta, such as spaghetti is significantly less expensive then the Company's products and is less expensive to ship and to store. The Company also faces competition from fresh, refrigerated pasta, which is sold by, among others, Contadina, produced by Nestle Fresh Foods, Co., and DiGorno, produced by Kraft General
Foods, Inc. Such companies have significantly more resources than the Company. Refrigerated pasta is significantly more expensive than frozen pasta.

     The Company competes directly with a number of regional and national frozen pasta producers, including Celentano and Italian Village, who are in most markets nationwide. In the New York market, the Company competes with these national and several regional pasta makers. The following table, which is based on reports prepared by A.C. Nielson and Co., sets forth the market share in the New York retail frozen pasta market based on sales in supermarkets.

Company(1)           Market Share(%)(2)   Percentage of
                                          Chains(3)         Items(4)
-------------        ------------------   -------------     ---------
Italian Village        26.0                   100              12
Celantano              24.0                   100              15
Andrea (Savignano)      8.5                   100               8
Silver Star             7.5                    80               3
Severoli                5.0                   100               6
Mount Rose              4.5                    50               6

(1)     Among the Company's competitors are Mount Rose and
Savignano (Savignano's products are sold under the trade name "Andrea's"), who are the Company's two suppliers.

(2) Market share is based on sales of frozen pasta products in the New York City metropolitan area, which includes Long Island, parts of New Jersey, and other surrounding counties.

(3) This is the percentage of the supermarket chains in the New York area that carry each listed company's products. Currently, King Cullen, Shop Rite, Pathmark, Grand Union and Key Food, all of the five chains with over fifty stores, carry the Company's products.

(4) Items are the number of items that each company has on sale in the supermarkets.

     Competition for shelf space in grocery stores is intense and poses great difficulty for smaller food companies. Other Competitors with significant economic and other resources could, at any time, enter the frozen pasta industry. Supermarkets could choose to carry such companies products in addition to or instead of the Company's products due to existing relationships with the makers of such products.

Trademark
---------

     The Company purchased the "Silver Star" trademark from Vincent Trotta in 1997 for $205,000. Mr. Trotta had acquired the trademark from SSRM. SSRM had registered the trademark with the U.S. Patent and Trademark Office, however, the Company failed to renew the application and the trademark protection has lapsed. The Company has filed a new application for registration. Even if the application is approved, there can be no assurance as to the degree of protection its registered trademark may afford the Company.

Expansion Strategy
------------------

     The Company's expansion strategy is dependant on obtaining additional financing to establish a manufacturing facility. The
Company's management believes that it will be able to produce its products at a lower cost, which will allow it more flexibility in pricing. Management believes that discount pricing is often necessary to gain customers and establish market share.

     Management believes that the manufacturing facility will also allow the Company greater flexibility in adjusting its product mix or packaging because the Company has direct control of the allocation of labor and machinery at its facilities. Similarly, the management expects to be able to respond to customer orders more quickly. There can be no assurance that establishing a facility will be a more cost effective, efficient or quicker way for the Company to acquire its products.

     Management believes that the advantages of the manufacturing facility will allow the Company to pursue institutional customers such as hotels, nursing homes, schools and hospitals, and discount buyers such as club stores. The Company may also offer to manufacture pasta products for other companies on a private label basis. There can be no assurance that institutional or private label markets for the Company's products will develop.

     The Company intends to establish relationships with additional food brokers and small distributors. Food brokers are particularly helpful when expanding into new geographic markets because a single broker may have existing relationships with numerous supermarkets. The
Company intends to expand into areas where pasta products are popular. Initially, the Company intends to focus expansion in the Northeast, in markets such as Philadelphia and Boston, where it already has some customers, and then expand into cities such as Washington, Baltimore and Chicago.

     The Company believes that the frozen pasta market is a growing market, and that the market for stuffed pasta is likely to grow as well. The Company believes, although there can be no assurance, that its marketing will put it in position to take advantage of this growth.

Employees
---------

     As of August 30, 1998, the Company had 2 full-time employees.

Legal Proceedings
-----------------

     The Company is not currently subject to any material legal proceedings.

                      MANAGEMENT

Directors and Executive Officers
--------------------------------

     The following table sets forth certain information with respect to the directors and executive officers of the company:

Name                                   Age         Position
Michael Trotta                          33         President/CEO/Secretary/
                                                   Director
Louis Trotta                            37         Vice President, Director
Vincent Trotta                          70         Director
Barry Sherman                           53         Director
Dennis Lore                             48         Director

     Each director is elected for a period of one (1) year at the Company's annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, the Board of Directors. The
Company's directors do not presently receive any compensation for their services as directors' but it is contemplated that directors will be granted options pursuant to the Plan. In addition, for a period of three years following the date of this Prospectus, the Representative shall have the right, at its option, to designate one director or observer to the Board of Directors, which director shall be reasonably acceptable to the Board of Directors.

     Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

     Michael Trotta has served as the Company's Chief Executive Officer, President, Secretary and Director since its formation in 1995. Prior to founding the Company, Mr. Trotta served as Vice-President
Manufacturing of Little Italy Frozen Foods, Inc. from 1993 to 1994.
Mr. Trotta worked for SSRM from 1987 to 1992 in various positions including Plant Manager and Vice President. Initially, Mr. Trotta was employed in the Shipping and Receiving department. Shortly thereafter, Mr. Trotta was named Plant Manager where he supervised over 30 employees and was responsible for all the plant's daily operations. Mr. Trotta was Vice-President of SSRM when it filed bankruptcy and was subsequently liquidated in 1992. In December 1996, Mr. Trotta filed for personal bankruptcy, primarily as a result of debts incurred personally in connection with SSRM. Mr. Trotta emerged from bankruptcy protection in March 1997. Mr. Trotta is Louis Trotta's brother and Vincent Trotta's son.

     Louis Trotta has served as the Company's Vice President since August 1997, Director since September, 1998 and as a salesmen from its formation until January 1997. From March 1994 to August 1995, Mr. Trotta worked at the Trotta Brothers Pork Store in Old Bridge, New Jersey. From March 1993 to February 1994 Mr. Trotta worked for
Little Italy Foods as a shipping receiver.   Mr. Trotta worked for SSRM
from 1979 to 1985 and 1986 to 1992. Mr. Trotta's positions included Plant Manager and Quality Control Manager. Mr. Trotta also managed SSRM's Food Service sales unit. Mr. Trotta is Michael Trotta's brother and Vincent Trotta's son.

     Vincent Trotta has served as a director of the Company since September 1998. He has been involved in the food business since 1949 when he became SSRM's production manager. Mr. Trotta has also served as SSRM's Plant Manager and President. He retired from SSRM in 1979. Mr. Trotta, who is a high school graduate, is the father of Michael Trotta and Louis Trotta.

          Barry Sherman has served as a director of  the Company      since
September 1998. Mr. Sherman has been involved in the retail sales and brokerage business for nearly fifty years. For 32 years, Mr.
Sherman was employed by Waldbaum's, where he served as Vice
President of Merchandising for 15 years.  Mr. Sherman is currently
 Vice President of Red Apple Supermarkets. He commenced employment with Red Apple Supermarkets in July, 1997. From
1993 until his employment with Red Apple Supermarkets, he was a principal of RDI/Enterprise Marketing, which was involved in the food brokerage industry.

          Dennis Lore has served as a director of the Company since September 1998. Presently, Mr. Lore is the owner and operator of Pineview Development Company, a developer of real estate in Upstate New York. Mr. Lore was the principal owner of RDO
Brokerage from 1987 to 1993. RDO Brokerage specializes in frozen food sales and marketing in the New York metropolitan area. From 1985 to 1987, he was a partner in Norlen Futuran Brokerage Co., specializing in dairy and fast food accounts in the New York metropolitan area. Prior to such time, he worked for M.W. Houck food brokers in such capacities as Director of Sales and Marketing, Liaison between manufacturers, brokers and customers and account manager.

Committees of the Board
-----------------------

     The Board of Directors intends to formalize the creation of a Compensation Committee, which will be comprised of at least two (2) independent directors. The Compensation Committee will have (i) full power and authority to interpret the provisions of, and supervise the administration of, the Plan and (ii) the authority to review all compensation matters relating to the Company. The Compensation
Committee has not yet been formed and therefore, has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Company's employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee's compensation consistent with shareholders' gains. It is expected that salaries will be set competitively relative to the frozen food industry and that individual experience and performance will be considered in setting salaries.

     The Board of Directors intends to formalize the creation of an Audit Committee, which shall be comprised of at least two independent directors. The Audit Committee will be charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto: (i) the preparation of the Company's annual financial statements in collaboration with the Company's chartered accountants; (ii) annual review of the financial statements and annual report of the Company; and (iii) all contracts between the Company and the officers, directors and other affiliates thereof. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, the Company's senior management, recognizing their own fiduciary duty to the Company and its stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

Executive Compensation
----------------------

          The following table sets forth the annual and long-term compensation for services in all capabilities to the Company.

Name and Principal Position          Year       Salary          Other
Compensation
Michael Trotta, Chief Executive
Officer, President and Secretary       1998     $104,000(1)    Stock Options of
                                       1997      $ 44,658(2)
                                                                ----------------
Louis Trotta, Vice President           1998       $52,000(1)    Stock
Options of
                                       1997       $27,756(2)
                                                                ----------------


(1) Based on employment agreements entered into in September, 1998.

(2)     For fiscal year ending March 31, 1998.

         The Company has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees but the Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation
---------------------

          Directors of the Company who are not salaried officers will receive no fee for attending each Board meeting or meeting of a committee of the Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. In the future, the Company reserves the right to issue shares of the Company's common stock to non-officer Board members for their agreement to become a Board member.

Employment Agreements
---------------------

     Michael Trotta entered into a three (3) year employment agreement with the Company on September 15, 1998. Mr. Trotta's compensation under the Agreement is $104,000 during the initial annual term with increases in the succeeding two (2) years of the term equal to the greater of 10% from the previous year's salary or the cost of living adjustment recognized in the area where Mr. Trotta resides. Mr. Trotta is also entitled to reimbursement of substantiated expenses, a monthly car expense equal to $750 per month and ________ stock options of the Company

     Louis Trotta entered into a three (3) year employment agreement with the Company on September 15, 1998. Mr. Trotta's compensation under the Agreement is $52,000 during the initial annual term with increases in the succeeding two (2) years of the term equal to the greater of 10% from the previous year's salary or the cost of living adjustment recognized in the area where Mr. Trotta resides. Mr. Trotta is also entitled to reimbursement of substantiated expenses, a monthly car expense equal to $400 per month and ________ stock options of the Company

Option Plan
-----------

          The Plan will be administered by the Compensation Committee or the Board of Directors, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of Common
Shares issuable upon the exercise of the options and the option exercise price.

          The Plan is effective for a period for ten years, expiring in 2008. Options to acquire 500,000 Common Shares may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. The Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the Plan may be exercisable for up to ten years, generally require a minimum two year vesting period, and shall be at an exercise price all as determined by the Board of Directors provided that, pursuant to the terms of the Underwriting Agreement between the Company and the Underwriters, the exercise price of any options may not be less than the fair market value of the Common Shares on the date of the grant. Options are non-transferable, and are exercisable only be the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death. Upon a change in control of the Company, the acceleration date of any options that were granted but not otherwise exercisable accelerates to the date of the Change in Control. Change in control includes (i) the sale of substantially all of the assets of the Company and merger or consolidation with another Company, or (ii) a majority of the members of the Board of Directors changes other than be election by the Shareholders pursuant to Board of Directors solicitation or by vacancies filled by the Board of Directors caused by death or resignation of such person.

     If a participant ceases affiliation with the Company, by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant 90 days to exercise the option, except for termination for cause which results in immediate termination of the option.

     The Company has agreed with the Representative not to grant any options under the Plan at less than 100% of the fair market value of the Common Shares at the date of the grant of the option.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan, subject to applicable securities regulation.

     The Plan may be terminated or amended at any time by the Board of Directors, except that the number of Common Shares reserved for issuance upon the exercise of options granted under the Plan may not be exercised without the consent of the shareholders of the Company.

Certain Relationships and Related Transactions
----------------------------------------------

         In June 1997, two unaffiliated investors each invested $200,000 in the Company. In consideration of their investment, each received a sixteen and two thirds (16 2/3%) percent share of the Company at the time of such investments. In April 1998 and May, 1998, respectively, the Company repurchased such shares and agreed to repay such investors a total of $410,000 within six (6) months of the date of each repurchase. Such $410,000 amount has been paid from the proceeds of the bridge financing.

          In July 1997, the Company purchased the Silver Star trademark from Vincent Trotta, the father of the Company's President and majority shareholder. The purchase price was $205,000. Of such amount, it included a payment of $55,000 to Michael Trotta, an officer, director and majority shareholder of the Company; and an assignment of accounts receivable of the Company equaling $82,000 to Louis Trotta, (an officer and director of the Company) and his brother, Vincent Trotta Jr.

          As of September 1998, the Company raised $700,000 pursuant to a Confidential Private Offering Memorandum. There were twenty (20) investors in such Private Placement Memorandum. The Offering consisted of twenty-eight (28) units, with each Unit consisting of a $25,000 Promissory Note, 2,000 shares of Common Stock (56,000 shares in the aggregate) and 2,000 Redeemable Common Stock
Purchase Warrants (56,000 Warrants in the aggregate). Each Unit sold for $25,000.00. The Warrants entitled the holder thereof to purchase one share of common stock of the Company at the purchase price of $6.00 per share at any time commencing one (1) year after the effective date of the Company's proposed initial public offering until five (5) years from the effective date of the Confidential Private Offering
Memorandum. The Warrants are subject to redemption by the Company at a price of $.25 per Warrant at any time commencing one
(1) year from the Effective Date, upon notice of not less than thirty (30) days, mailed within ten (10) days, after the average of the last bid prices of the Common Stock of the Company, if and as listed on a national securities exchange, for a period of ten (10) consecutive trading days has equaled or exceeded $8.50. The Offering was made solely to persons who qualified as accredited investors as defined under Regulation D Rule 501 under the Act. The Shares and Warrants offered in the Confidential Private Placement Memorandum are not to be registered under this Registration Statement.

          In the future, the Company will present all proposed transactions between the Company and its officers, directors or 5% stockholders, and their affiliates to the Board of Directors for its consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Limitations on Personal Liability of Directors and Officers
-----------------------------------------------------------

          The New York Business Corporation Law, in general, allows corporations to indemnify their directors and officers against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation or that person derived an improper personal benefit.

          The Company's Certificate of Incorporation and By-Laws provided that the Company shall indemnify its directors and officers to the fullest extent permitted by New York Law. The Company will enter into an indemnification agreement with each of its directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Prospectus by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock,
(ii) by each officer and director of the Company, and (iii) by all officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite his name.

                                                   Percent of      Percent of
                           Amount and Nature of    Class Before    Class After
Name of Beneficial Owner   Beneficial Ownership(1) Offering        Offering
------------------------   ----------------------- ---------       ---------
Michael Trotta (2)             3,200,000             98.28%          73.46%
All Officers and Directors as a
Group                          3,200,000             98.28%          73.46%
-------------------

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)     The address for Michael Trotta is 7520 Avenue V, Brooklyn,
New York 11234.

               DESCRIPTION OF SECURITIES

          The following summary description of the Securities is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

          The Company is authorized to issue 15,000,000 shares of Common Stock, $.0001 par value per share. As of the date of this Prospectus, prior to giving effect to the securities to be issued in the Offering, there are 3,256,000 shares of Common Stock outstanding and held by 21 stockholders of record. An additional 556,000 shares of Common Stock are reserved for issuance upon the exercise of various options and warrants outstanding as of the date of this Prospectus.

Common Stock
------------

          Holders of shares of Common Stock are entitled to one vote per share of Common Stock on all matters submitted to a vote of stockholders of the Company and to receive dividends when declared by the Board of Directors from funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock do not have cumulative voting rights or preemptive, subscription or conversion rights. See "Risk Factors - Dividend Policy."

Preferred Stock
---------------

The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock, par value $.001, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities - Preferred Stock."

Warrants
--------

The following is a brief summary of certain provisions of the A
Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the form of Warrant.

     Warrant. The Company is issuing 2,200,000 A warrants as part of this initial public offering. The Company intends to apply to NASDAQ for listing of the A Warrants, although there can be no assurance that NASDAQ will allow the Warrant to be listed.

     Exercise Price and Terms. Each A Warrant entitles the holder thereof to purchase, at any time commencing one year after the effective date of this Registration Statement, through four years from the Effective Date as set forth above, one share of Common Stock at a price of $6.00 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The A Warrants expire on the fourth anniversary of the Effective Date unless extended at the sole option of the Board of Directors of the Company. The holder of any A Warrant may exercise such A Warrant by surrendering the certificate representing the A Warrant to the Warrant Agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The A Warrants may be exercised at any time in whole or in part at the applicable exercise price until the date of expiration of the A Warrants. No fractional shares will be issued upon the exercise of the Warrants.

     Commencing on a date which shall be twelve months from the Effective Date, the A Warrants are subject to redemption at $0.01 per A Warrant upon written notice of not less than thirty (30) days; provided, that in order for the Company to call the A Warrants for early redemption, the average of the closing bid price of the Company's
Common Stock, as then listed on NASDAQ or another national securities exchange, over the ten (10) consecutive trading days ending within ten (10) days of the notice of redemption, must equal or exceed $8.50. In the event the Company exercises the right to redeem the A Warrants, such A Warrants will be exercisable until the close of business on the date of redemption fixed in such notice. If any A Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     The exercise price of the A Warrants bears no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

     Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock, or sale by the Company of shares of its Common Stock
(or other securities convertible into or exercisable for Common Stock) at a price per share or share equivalent below the then-applicable exercise price of the Warrants or the then-current market price of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation, or sale of all or substantially all of the assets of the Company, in order to enable Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of that number of shares of Common Stock that would have been issued upon exercise of the Warrant immediately prior to such event. No adjustments will be made until the cumulative adjustments in the exercise price per share amount to $1.00 or more. No adjustment to the exercise price of the shares subject to the Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock or upon exercise of the Warrants, the Underwriter's Warrants or any other warrants outstanding as of the date of this Prospectus.

     Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Transfer and Warrant Agent for transfer, exchange or exercise at any time after the Effective Date and prior to their expiration date four years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue. If the Company is unable to qualify for sale in particular states the Common Stock underlying the Warrants, holders of the Warrants residing in such states and desiring to exercise the Warrants will have no choice but to sell such Warrants or allow them to expire. See "Description of Securities -- Transfer and Warrant Agent."

     Warrant holder Not a Shareholder. The Warrants do not confer upon holders any voting or any other rights as stockholders of the Company.

              SHARES ELIGIBLE FOR FUTURE SALE

          All Shares of common stock being offered hereby will be immediately tradable without restriction or further registration under the Securities Act. The outstanding Shares of common stock include
3,256,000 Shares of common stock outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such Shares were purchased or acquired by such stockholders of the Company in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. Substantially all of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule.

          In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common
Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule
144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.

          No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair the Company's ability to raise capital through the sale of its equity securities.

Transfer and Warrant Agent
---------------------------

          The Company has retained American Stock Transfer & Trust Company as Transfer Agent for its Common Stock.

                       UNDERWRITING

          The Underwriter has agreed, subject to the terms of the Underwriting agreement, to purchase from the Company, 1,100,000 shares of Common Stock and 2,200,000 Warrants. The Underwriting
Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent.

          The Company has been advised by the Underwriter that the Underwriter proposes initially to offer the Common Stock and Warrants to the public at the public offering price per share of Common Stock and per Warrant set forth on the cover of this Prospectus and to certain dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD").

          The Underwriter Agreement provides further that the Underwriter will receive a non-accountable expense allowance of 3% of the aggregate public offering price of the Common Stock and Warrants sold hereunder, including any Common Stock and Warrants sold pursuant to the Over-allotment Option (which allowance amounts to $189,750 or $218,213 if the Over-allotment Option is exercised in full). The Company has also agreed to pay all expenses in connection with qualifying the Common Stock and Warrants offered hereby for sale under the laws of such states the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

          The Company has also granted the Over-allotment Option to the Underwriter, exercisable during the 45-day period commencing on the Effective Date, to purchase up to a maximum of 165,000 Shares of Common Stock and 330,000 Warrants at the public offering price less the underwriting discounts, commissions and expense allowance. The Underwriter may exercise this option only to cover over-allotments in the sale of the Common Stock and Warrants, if any. The 165,000 shares of Common Stock included in such Over-allotment Option will be purchased by the Underwriter for the account of the Company.

          The Company has agreed to sell to the Underwriter, for nominal consideration, the Underwriter's Warrants to purchase an amount equal to 10% of the number of Shares of Common Stock and 10% of the Warrants sold to the public. The Underwriter's Warrants shall be exercisable for a period of five (5) years commencing _____________ at an exercise price equal to 120% of the offering price of the Shares of Common Stock and warrants sold to the public in the offering. The Underwriter's Warrants are not transferable prior to ____________, except to officers of the Underwriter, members of the selling group and their officers, directors and partners.

          The Company has also granted certain registration rights to holders of the Underwriter's Warrants. These registration rights generally provide that in the event the Company files a post-effective amendment to the Registration Statement of which this Prospectus forms a part, or any new registration statement covering any securities of the Company, the Company will include in such registration statement such information as may be required to permit a public offering of the Underwriter's Warrant, the Warrant's issuable upon exercise of the Underwriter's Warrant, and the Common Stock issuable upon the exercise of the Underwriter's Warrant and upon exercise of the Warrants underlying the Underwriter's Warrant (the "Registrable Securities"). If the offering of the Company securities is underwritten, the number of Registrable Securities to be included in the offering is subject to limitation by the managing underwriter of the offering; provided, however, in the event of such limitation, the Company shall file a new registration statement covering the excluded Registrable Securities, at the Company's expense, within six months after completion of the underwritten offering. In addition, the Company is required to file a post-effective amendment to the Registration Statement of which this Prospectus forms a part or a new registration statement registering the Registrable Securities upon the request of the holder(s) of at least 50% of the Underwriter's Warrant and/or the Common Stock underlying the Underwriter's Warrants and the Warrants issuable upon exercise of the Underwriter's Warrant.

          For the life of the Underwriter's Warrants, the holders thereof are given, at nominal costs, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Underwriter's Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriter's Warrants.

          The Company has agreed to retain the Underwriter as a financial consultant to the Company for a period of three (3) years after the Offering for an aggregate fee of $108,000 ($36,000 per year) payable in full upon consummation of the Offering.

          In addition, the Company has agreed to compensate the Underwriter upon consummation of certain material transactions initiated by the Underwriter during the three-year period commencing on the Effective Date. These transactions include (i) any transaction originated by the Underwriter, other than in the ordinary course of business, whereby, directly or indirectly, control of, or a material interest in, the Company or any of its businesses or assets is transferred for consideration (stock, cash of other property), (ii) any transaction originated by the Underwriter whereby the Company acquires any other company or the assets of or interest in any other company, or (iii) any joint venture or line of credit arranged by the Underwriter for the benefit of the Company. In the event of the foregoing, the Underwriter will be paid 5% of the first $4,000,000; 4% of the next $1,000,000; 3% of the next $1,000,000; and 2% of the excess over $6,000,000 of the consideration received by the Company in any of the above-described transactions. In addition, in the event the Underwriter originates a line of credit with a lender or a corporate partner, or the Underwriter introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company and the Underwriter will mutually agree on a satisfactory fee and the terms of payment of such fee.

          In addition, subject to the rules of the NASD, the Company has agreed to engage the Underwriter as warrant solicitation agent, in connection with which it would be entitled to a 5% fee upon exercise of the Warrants. In accordance with the NASD Notice to Members 81-38, no fee shall be paid: (i) upon the exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of the Warrants is held in any discretionary account; (iii) upon the exercise of Warrants where the disclosure of compensation arrangements has not been made and where documents have not been provided to customers not as part of the original Offering and at the time of exercise; or (iv) upon the exercise of Warrants in unsolicited transactions. Notwithstanding the foregoing, no fees will be paid to the Underwriter or any other NASD member upon exercise of the Warrants within the first twelve months after the Effective Date. Unless granted an exemption by the Commission from Regulation M under the Securities Exchange Act of 1934, the Underwriter will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or other such applicable periods as Regulation M may provide) prior to any solicitation of the exercise of the Warrants until the later of the termination of such termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. If the Underwriter has engaged in any of the activities prohibited by Regulation M during the periods described above, the Underwriter undertakes to waive unconditionally its right to receive a commission on the exercise of such warrants.

          The Company has agreed, for a period of two years from the Effective Date, not to issue any shares of Common Stock or Preferred Stock or any warrants, options or other rights to purchase Common
Stock or Preferred Stock without the prior written consent of the Underwriter. Notwithstanding the foregoing, the Company may, without the consent of the Underwriter, issue shares of Common Stock upon exercise of any warrants or options outstanding on the date hereof or to be outstanding upon completion of the Offering pursuant to the terms hereof.

          The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against liabilities in connection with the Offering, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the federal securities laws, the Company has been advised that it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

          The Company has agreed, if requested by the Underwriter at any time within two years after consummation of the Offering, to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company, or, at the Underwriter's option, as a non-voting advisor to the Company's Board of Directors. Such designee may be a director, officer, partner, employee or affiliate of the Underwriter. As of the Effective Date, the Underwriter has not determined whether to exercise such right to designate a director, nor has it identified such individual, and the Underwriter has advised the Company that it does not intend to designate a director immediately following consummation of the Offering.

          The foregoing is a brief summary of certain provisions of the Underwriting Agreement and related agreements and does not purport to be a complete statement of terms and conditions. Copies of the Underwriting Agreement and the other documents described above are on file with the Commission as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

Determination of Offering Price
-------------------------------

          Prior to this Offering, there has been no public market for the Common Stock and Warrants. Accordingly, the offering or exercise price of such securities being offered hereby was determined, in large part, by negotiation between the Company and the Underwriter. Factors considered in determining such prices, in addition to prevailing market conditions, included the history of and the prospects for the industries in which the Company competes, the prospects of the Company, an assessment of the earnings, net worth and financial conditions of the Company, and such other factors as were deemed relevant, including an evaluation of management and the general economic climate. The prices should in no event, however, be regarded as an indication of any future market price of the Common Stock or Warrants.

                     LEGAL MATTERS

          The validity of the Securities offered hereby will be passed upon for the Company by Richard I. Anslow, Esq., Freehold, New Jersey
07728. Certain legal matters will be passed upon for the Underwriter by Gersten, Savage, Kaplowitz & Fredericks, LLP, New York, New York
10022.  Mr. Anslow has previously acted as counsel to the Underwriter.

                        EXPERTS

          The audited balance sheets of the Company as at March 31, 1998 and March 31, 1997, and the related Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flows have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of Weinick Sanders Leventhal
& Co., LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration
Statement under the Act with respect to the Common Shares offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and references are made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Common Shares offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium
Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W.,
Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements (as well as proxy reports and other information when filed) filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). At the date hereof, the Company was not a reporting company under the Exchange
Act.

                       PART II

ITEM  24.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

          The New York Business Corporation Law, in general, allows corporations to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation or that person derived an improper personal benefit.

          The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by New York Law. The Company will enter into an indemnification agreement with each of its directors and officers.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND
            DISTRIBUTION

          The following table sets forth the estimated expenses to be borne by the Company (also referred to herein as the Registrant) in connection with the issuance and distribution of the Securities pursuant to the Offering (other than underwriting discounts and commissions).

SEC registration fee                                  $    2,000.00
NASD filing fee                                       $    1,500.00
NASDAQ SmallCap Market fee                            $   30,000.00
Legal fees and expenses                               $  100,000.00
Accounting fees                                       $   60,000.00
Blue Sky fees and expenses                            $   35,000.00
Printing and engraving expenses                       $   60,000.00
Miscellaneous                                         $   11,500.00
     Total fees and expenses                          $  300,000.00
*   To be completed by amendment.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

          The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the "Securities Act"). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.

          The following securities were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering:

Name of Purchaser     Date of Issuance    Title and Number
                                       of Securities Sold   Consideration
------------------    ---------------  -------------------  --------------
K & V Investments     July 23, 1997    Common Stock          $200,000
                                       800,000 Shares

Daniel Kodsi         July 23, 1997     Common Stock          $200,000
                                       800,000 Shares

In April 1998 and May, 1998, respectively, the Company repurchased such shares and agreed to repay such investors a total of $410,000 within six (6) months of the date of each repurchase. Such $410,000 amount has been paid from the proceeds of the bridge financing.
In September 1998, the Company completed a private placement of 28 units, with each unit consisting of a $25,000 Promissory Note, 2,000 shares of Common Stock and 2,000 Redeemable Common Stock
Purchase Warrants. Therefore, an additional 56,000 shares of Common Stock and 56,000 Redeemable Common Stock Purchase Warrants were issued.

ITEM 28.   UNDERTAKINGS

     1. The Registrant will, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                          SIGNATURES

    Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 24th day of September, 1998.

                                SILVER STAR FOODS, INC.
                        By: /s/ Michael Trotta
                            -------------------
                            Michael Trotta
                            Chief Executive Officer,
                            President and Secretary

                    POWER OF ATTORNEY

          Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          We, the undersigned officers and directors of SILVER STAR
FOODS, INC. hereby severally constitute and appoint Michael Trotta, our true and lawful attorney-in-fact and agent with full power of substitution for us in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent in full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

Signature                Title                        Date
-----------------        ----------------------       -------------------
/s/Michael Trotta
 -----------------
                        Chairman of the Board of
Michael Trotta          Directors, Chief Executive
                        Officer, President and
                        Secretary                      September 24, 1998

/s/Louis Trotta
----------------
Louis Trotta            Vice President and             September 24, 1998
                        Director

/s/Vincent Trotta
 -----------------
Vincent Trotta          Director                       September 24, 1998

s/s Barry Sherman
-----------------
Barry Sherman           Director                       September 24, 1998

s/s  Dennis Lore
----------------
Dennis Lore             Director                       September 24, 1998

                   SILVER STAR FOODS, INC.
                      JUNE 30, 1998
                        I N D E X

                                                            Page No.
INDEPENDENT ACCOUNTANTS' REPORT  . . . . . . . . . . . . . . . ........F-2
FINANCIAL STATEMENTS:
   Balance Sheets as at June 30, 1998 (Unaudited)
     and March 31, 1998 and 1997 . . . . . . . . . . . . . . . . . .   F-3
   Statements of Operations
     For the Three Months Ended June 30, 1998 and 1997 (Unaudited)
     and For the Years Ended March 31, 1998 and 1997 . . . . . . . .   F-4
   Statements of Stockholders' Equity (Deficiency)
     For the Three Months Ended June 30, 1998 (Unaudited)
     and For the Years Ended March 31, 1998 and 1997 . . . . . . . .   F-5
   Statements of Cash Flows
     For the Three Months Ended June 30, 1998 and 1997 (Unaudited)
     and For the Years Ended March 31, 1998 and 1997 . . . . . . . .   F-6- F-7
NOTES TO FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . .   F-8 -F-12

             INDEPENDENT ACCOUNTANTS' REPORT

                                          To the Board of Directors
                                          Silver Star Foods, Inc.

We have audited the accompanying balance sheets of Silver Star Foods,
Inc. as at March 31, 1998 and 1997, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years
then ended.   These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Star Foods, Inc. , as at March 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a working capital deficiency of $316,443 at March 31, 1998. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York, N. Y.

July 29, 1998 (Except for Note 11, as
to which the date is August 31, 1998)

                        SILVER STAR FOODS, INC.

                           BALANCE SHEETS
                                          June 30,        March 31,
                                            1998           1998
                                            1997
                                        (Unaudited)
                                            -----------  --------   ---------
Current assets:
 Cash                                          $     -  $      -      $  2,312
 Accounts receivable                            32,993    103,427       10,043
 Other current assets                            1,000         -           566
                                             ---------    --------   ---------
      Total current assets                      33,993    103,427       12,921
                                             ---------    ---------  ---------
Other assets:
 Deferred registration costs                    85,686     79,686           -
 Tradename, less accumulated amortization
  of $44,418, $41,001 and $27,334,
  respectively                                 160,582    163,999      177,666
 Slotting fees, less accumulated
  amortization of $66,680, $63,358
  and $19,708, respectively                    134,729     77,051       62,292
 Deposits                                        5,805      5,255        5,255
                                              -------     --------     -------
      Total other assets                       386,802    325,991      245,213
                                              $420,795   $429,418     $258,134
                                              -------     --------    --------
                                              -------     --------    --------

LIABILITIES AND STOCKHOLDER'S EQUITY
(DEFICIENCY)

Current liabilities:
 Cash overdraft                               $ 14,875   $ 20,937      $   -
 Accounts payable                              304,853    247,533      $206,978
 Accrued expenses                              107,810     78,771         6,500
 Demand loan payable without interest           30,000          -          -
 Stockholder's loan                             28,164     55,537           912
 Note payable - tradename                       17,092     17,092        93,842
 Notes payable - former stockholders           410,000          -          -
                                               -------      ------     -------
      Total current liabilities                912,794     419,870      308,232
                                               -------      ------     -------
                                               -------      ------     -------
Commitments and contingencies                     -            -           -
Stockholder's equity (deficiency):
 Common stock - $.0001 par value
  Authorized - 15,000,000 shares
  Issued - 4,800,000, 4,800,000 and
    3,200,000 shares, respectively
 Preferred stock - $.001 par value
   Authorized and unissued - 1,000,000 shares      480         480           320
 Paid-in capital                               399,840     399,840          -
 Deficit                                     ( 482,319)  ( 390,772)     (50,418)
                                              ---------    -------      -------
                                             (  81,999)      9,548      (50,098)
 Less:  Treasury stock at cost -
 1,600,000 shares                              410,000           -          -
                                              ----------   -------   ---------
 Total stockholder's equity (deficiency)     ( 491,999)      9,548     ( 50,098)
                                              ----------   -------   ---------
                                              $420,795    $429,418     $258,134
                                              ----------   -------   ---------
See notes to financial statements.

SILVER STAR FOODS, INC.
STATEMENTS OF OPERATIONS

                                     For the Three
                                     Months Ended           For the Years Ended
                                    June 30,                  March 31,
                                ---------------------    -----------------------
                                   1998        1997          1998         1997
                                   ----        ----          ----         ----
                                  (Unaudited) (Unaudited)
Net sales                        $254,421     $375,193    $1,343,276  $1,450,438
                                  -------     -------     ---------    ---------
Costs and expenses:
 Cost of sales                    203,458      343,712     1,198,755     972,248
 Operating expenses               124,071       53,818       426,884     407,381
 Amortization                      18,239       13,861        57,317      47,389
                                  -------      ------      --------      -------
Total of costs and expenses       345,768      411,391     1,682,956   1,427,018
                                  -------      ------      --------      -------
Income (loss) from operations   (  91,347)   (  36,198)  (   339,680)     23,420
                                 --------    ---------    ---------      -------
Other income (expense):
 Gain (loss) on investment
   in securities                    -            -             -             798
 Sundry expenses                    -            -             -            (51)
                                 --------     --------    ----------     -------
Total other income (expense)        -            -             -             747
                                 --------     --------    ----------     -------
Income (loss) before provision
 for income taxes               (  91,347)   (  36,198)     ( 39,680)     24,167
Provision for income taxes            200          200           674       4,610
                                 ---------    ---------    ----------     ------
Net income (loss)                $ 91,547)   ($ 36,398)   $  340,354) $   19,557
                                 --------    ---------    ----------      ------
                                ---------    ---------    ----------      ------
Basic earnings (loss) per share
  (Note 3)                          ($.02)       ($.01)        ($.08)     $.01
                                ---------     --------    ----------      ------
                                ---------     --------    ----------      ------
Weighted average number
  of shares outstanding          3,789,011   3,200,000      4,300,274  3,200,000
                               ---------      ---------    ---------   ---------
                               ---------      ---------    ---------   ---------

See notes to financial statements.
                            SILVER STAR FOODS, INC.
               STATEMENTS OF STOCKHOLDERS' EQUITY
(DEFICIENCY)
              FOR THE THREE MONTHS ENDED JUNE 30, 1998
(UNAUDITED)
                AND THE YEARS ENDED JUNE 30, 1998 AND 1997

                                                                       Total
                                                 Retained          Stockholders'
                        Common  Stock    Paid-In Earnings  Treasury     Equity
                         Shares  Value  Capital (Deficit)   Stock  (Deficiency)
Balance at April 1,
1996                  3,200,000  $320  $   -    ($69,975)  $   -    ($69,655)
Net income for the year
ended March 31, 1997        -      -       -      19,557       -      19,557
                      ---------  ----   ------  -------   --------   ---------
Balance at March 31,
1997                  3,200,000   320      -     (50,418)      -    ( 50,098)

Issuance of common stock
for cash              1,600,000   160   399,840       -        -     400,000
Net loss for the year
ended March 31, 1998        -      -       -     (340,354)     -   ( 340,354)
                      --------    ----  -----   --------   -------  -----------
Balance at March 31,
1998                  4,800,000   480   399,840  (390,772)     -        9,548

Purchase of treasury stock
at cost - 1,600,000 shares   -      -        -       -    ( 410,000) (410,000)
Net loss for the three
months ended June 30, 1998
(Unaudited)                  -      -        -  (  91,547)      -   (  91,547)
                       ---------  ----  -----  ---------   ------- ------------
Balance at June 30, 1998
(Unaudited)           4,800,000   480  $399,840  $482,319) ($410,000)($491,999)
                      ---------  ----  ------- -------- ---------  ---------
                      ---------  ----  ------- -------- ---------  ---------

See notes to financial statements.
                             SILVER STAR FOODS, INC.
                           STATEMENTS OF CASH FLOWS

                                  For The Three
                                  Months Ended         For the Years Ended
                                   June 30,            March 31,
                                 -------------------   ----------------
                                  1998         1997    1998       1997
                                  ------       ----    ----       ----
                               (Unaudited)(Unaudited)
Cash flows from operating
activities:
Net income (loss)            ($ 91,547)  ($ 36,398) ($340,354)  $ 19,557
                              --------          ------    -------     -------
Adjustments to reconcile
net income
(loss) to net cash provided by
(used in) operating activities:
Amortization                    18,239      13,861    157,317      47,389
Loss on sale of securities                      -          -         -

                                                                (     798)
Increase (decrease) in cash flows as
a result of changes in asset and
liability account balances:
Accounts receivable             70,434    ( 194,205)(  93,384)      30,061
     Other current assets    (   1,000)         355       566        2,150
     Deposits                (     550)           -         -            -
     Accounts payable           57,320    (   4,851)   40,555       82,728
     Accrued expenses           29,039    (   1,800)   72,271        5,796
                              ---------    ---------     -------    -------
  Total adjustment             173,482    ( 186,640)   77,325      167,326
                              ---------    ---------     -------    -------
Net cash provided by (used in)
  operating activities          81,935    ( 223,038) ( 263,029)     186,883
Cash flows from investing activities:
  Marketable securities           -             -           -        20,629
  Slotting fees              (  72,500)   (  44,000) (  58,409)    ( 72,500)
                               --------       ---------   --------   --------
Net cash used in investing
activities                   (  72,500)   (  44,000) (  58,409)   (  51,871)
                               --------       ---------    ------     -------
Cash flows from financing activities:
  Cash overdraft            (   6,062)          -       20,937            -
  Payments to brokers for
     margin purchases                -          -           -       (15,579)
  Payments on notes payable
     - tradename                     -    (  41,021) (  76,750)    (111,158)
  Stockholder's loan        (  27,373)    (     912)    54,625     ( 10,714)
  Proceeds of demand loan      30,000           -            -          -
  Proceeds from sale of
     common stock                    -       400,000   400,000          -
  Expenditures for
     registration costs       ( 6,000)          -    (  79,686)         -
                             ----------     --------  ---------    -----------
Net cash provided by (used in)
  financing activities     (   9,435)        358,067   319,126    ( 137,451)
                             ----------      --------   --------    -----------
Net increase (decrease) in cash
  and cash equivalents            -           91,029 (   2,312)   (   2,439)
Cash and cash equivalents
  at beginning of period           -           2,312     2,312        4,751
                              -----------    -------     ------     ------
Cash and cash equivalents
  at end of period              $  -        $ 93,341   $   -        $ 2,312
                                   ----------   --------   --------   ----------
                                   ----------   --------   --------   ----------

See notes to financial statements.
                               SILVER STAR FOODS, INC.
                 STATEMENTS OF CASH FLOWS (Continued)

                                     For The Three
                                  Months Ended       For the Years Ended
                                     June 30,              March 31,
                                    ---------------    ------------------
                                    1998   1997          1998     1997
                                    ----   ----          ----     ----
                                (Unaudited)(Unaudited)
Supplemental Disclosures of
   Cash Flow Information:
  Cash paid during the period:
   Income taxes                  $   -      $   -        $   -      $    814
                                     ------    --------   ---------  --------
   Interest                      $   -      $   -        $   -      $     51
                                     ------    --------   ---------  --------
Supplemental Schedule of Non-Cash
   Investing and Financing Transactions:
  Expenditures for offering costs
   resulting in the following:
   Deferred registration costs   $  6,000   $   -         $   -      $   -
                                     --------   --------  ---------- ---------
   Accrued expense               $  6,000   $   -         $   -      $   -
                                     --------   --------  ---------- ---------
  Acquisition of treasury stock
   resulting in the following:
    Notes payable -
        former stockholders       $410,000   $   -        $   -       $   -
                                  --------   --------- ----------- -----------
    Treasury stock - at cost      $410,000   $   -        $   -       $   -
                                  --------   ---------  ----------  ----------

See notes to financial statements.

                    SILVER STAR FOODS, INC.
           NOTES TO FINANCIAL STATEMENTS
JUNE 30, 1998 (UNAUDITED) AND MARCH 31, 1998 AND 1997
     (The Information As At And For The Three
 Months Ended June 30, 1998 AND 1997 Is Unaudited)

NOTE 1 -     GOING CONCERN.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has a working capital deficiency of $316,443 at March 31, 1998. At June 30, 1998, the Company has a working capital deficiency of $468,801.

The Company has negotiated a letter of intent with an underwriter for an initial public offering of its common stock and has filed a preliminary draft of a registration statement for said offering with the Securities and Exchange Commission. If the Company were to successfully complete this offering, it would receive in excess of $5,000,000 after all offering costs.

The Company has also undertaken a bridge financing with its underwriter as placement agent which will net the Company an additional $216,000 for working capital purposes.
Based on these events, management believes that the Company has the ability to continue operations during the subsequent fiscal year. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset values or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2 -     DESCRIPTION OF BUSINESS.

Silver Star Foods, Inc. ("the Company") was incorporated in the State of New York on March 28, 1995 under the name of Silver Star Ravioli
Co., Inc.  On July 21, 1997, the Company filed a Certificate of
Amendment of Incorporation authorizing the Company to issue an aggregate of up to 15,000,000 shares, $.0001 par value.

On July 23, 1997, the Board of Directors resolved to approve a 75,000 to 1 stock split for all outstanding shares of common stock prior to that date. The common stock presented in the accompanying financial statements have been retroactively adjusted to reflect this split.

NOTE 2 -     DESCRIPTION OF BUSINESS.  (Continued)

On July 28, 1997, the Board of Directors resolved to change the name of the Company to Silver Star Foods, Inc. and filed a Certificate of Amendment of the Certificate of Incorporation to that effect.
The Company is presently a distributor of frozen pasta food products which it markets under the "Silver Star" name. The Company acquires its prepared pre-packaged products from two local manufacturers.

NOTE 3 -     SUMMARY OF SIGNIFICANT ACCOUNTING

POLICIES.

     (a)     Uses of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     (b)     Cash:

     The Company places its temporary cash investments with high credit quality financial institutions, which at times may be in excess of the FDIC insurance limit.

     (c)     Intangible Assets:

     Intangible assets, consisting of a tradename and certain slotting fees, are periodically reviewed by management to evaluate their future economic benefits or potential impairments which may affect their recorded values to the Company. The tradename and slotting fees are being amortized on straight-line basis over 15 and 3 years, respectively.

     (d)     Income Taxes:

     The Company has adopted Statement of Financial Accounting
Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" at its inception. Under SFAS 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amount and the tax basis of assets and liabilities using presently enacted tax rates.

NOTE 3 -     SUMMARY OF SIGNIFICANT ACCOUNTING

POLICIES.  (Continued)

     (e)     Earnings Per Share:

     The income (loss) per share for the three months ended June 30, 1998 and 1997 and the years ended March 31, 1998 and 1997 has been calculated based on the weighted average number of common shares outstanding, giving effect retroactively for the 75,000 to 1 stock split on July 23, 1997 to the beginning of all periods presented. As of June 30, 1998, the Company had no common stock equivalents issued or outstanding. Therefore, basic and diluted earnings per share are the same.

     (f)     Unaudited Financial Statements:

     The financial statements as at and for the three months ended June 30, 1998 and 1997 and the information in notes to the financial statements pertaining thereto are unaudited, but include all adjustments, consisting only of normal recurring adjustments, and disclosures which management of the Company considers necessary for a fair presentation of its financial position as at June 30, 1998 and 1997 and the results of its operations, statement of stockholders' equity and cash flows for the three months then ended.

     The results of operations for the three month periods ending June 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the full year.

NOTE 4 -    ACCOUNTS RECEIVABLE.

     Accounts receivable consist of trade receivables arising in the ordinary course of business and are presented net of estimated discounts and allowances of $-0-, $3,500 and $21,651 as at June 30, 1998 and March 31, 1998 and 1997, respectively. Management continually reviews its trade receivable credit risk and has adequately allowed for potential losses.

NOTE 5 -    TRADENAME.

     The Company acquired the rights to the "Silver Star" tradename from a related party of the principle stockholder pursuant to an agreement which was formalized in July 1997 at a cost of $205,000.
The Company has been using the tradename since it's inception.
NOTE 6 -  INCOME TAXES.
     At March 31, 1996, the Company had a net operating loss carryforward amounting to approximately $70,000 available to reduce future taxable income which expires in the year 2011. The Company utilized approximately $24,000 of this loss carryforward to eliminate federal income tax obligations for the year ended March 31, 1997. Accordingly, the Company has a net operating loss carryforward available for income tax purposes of approximately $381,000 at March
31, 1998, which upon recognition may result in future tax benefits of approximately $130,000. At March 31, 1998 management is unable to determine if the utilization of the future tax benefit is more likely than not and accordingly, the asset of approximately $130,000 has been fully reserved.
     A reconciliation of the statutory income tax effective rate is as follows:

                                    For the Three    For the
                                     Months Ended  Years Ended
                                       June 30,      March 31,
                                    --------------    -------------
                                    1998    1997   1998   1997
                                    ----    ----   ----   ----
                                     (Unaudited)
Federal statutory rate              (34.0%)(34.0%)  (25.0%)  15.0%
State and local taxes                  -     1.0      0.2    19.1
Creation (utilization) of net
operating loss carryforward          34.0   34.0     25.0   (15.0 )
                                    -----   -----    -----   ------
        Effective tax rate            - %    1.0%     0.2%   19.1%
                                    -----   -----    -----    ------
                                    -----   -----    -----    ------


NOTE 7 -     NOTES PAYABLE - FORMER STOCKHOLDERS.

On April 21, and May 16, 1998, the Company reacquired 800,000 and 800,000 shares, respectively, of its common stock from two investors at a total cost of $410,000. The shares were originally sold in private placements in July 1997. The notes require the Company to pay the balance due in full by the six month anniversary date of each note. The Company intends to repay the notes from the proceeds of the bridge financing, as discussed in Note 12.

NOTE 8 -     COMMITMENTS AND CONTINGENCIES.

     The Company leases office space from its principal shareholder on a month to month basis at a cost of $1,000 per month and presently has no leasehold obligations.

     The Company has entered into two manufacturing agreements for the procurement of product. The first agreement calls for price adjustments semiannually based on cost increases if any, relating to raw materials The second agreement requires the Company to meet certain minimum annual purchase quantities. Failure to meet these minimums could result in price increases to the Company. The Company has never achieved the minimum quantities required.

NOTE 9 -    TRANSACTIONS WITH MAJOR CUSTOMERS AND SUPPLIERS.

     During the three months ended June 30, 1998, the Company had sales to five customers which comprised approximately 98% of the Company's total sales for the period. For the year ended March 31, 1997, these customers accounted for approximately 97% of the Company's total sales. The loss of any of these customers could be expected to have a material impact on the Company's results of operations in future periods.

     Since its inception, the Company has purchased all of its products from two suppliers. The loss of either of these suppliers could have a material impact on the Company's ability to obtain product for resale to its customers in future periods.

NOTE 10 -    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income", No. 131 (SFAS 131), "Disclosures about
Segments of an Enterprise and Related Information", No. 132 (SFAS
132), Employer's Disclosures about Pension and other Postretirement Benefits and No. 133 (SFAS 133), Accounting for Derivative
Instruments and Hedging Activities. Management does not believe that the effect of implementing these new standards will be material to the Company's financial position, results of operations and cash flows.

NOTE 11 -    YEAR 2000.

     The Company recognizes the need to ensure its operations will not be adversely affected by year 2000 software failures. The Company is communicating with suppliers, customers and others with which it does business to coordinate year 2000 conversion. The cost of achieving compliance is estimated to be a minor increase over the cost of normal software upgrades and replacements.

NOTE 12 -    SUBSEQUENT EVENT.

     The Company is finalizing completion of a bridge financing, whereby it raised an aggregate of $700,000 and received net proceeds of $616,000 after underwriter's commissions and before other related expenses. The Company plans to use $410,000 of said proceeds to satisfy the notes payable incurred in the purchase of 800,000 shares of the Company's common stock in April and May, 1998.

     In addition to the promissory note in the principal sum of $25,000, each of the 28 units sold includes 2,000 shares of the Company's common stock and 2,000 redeemable common stock purchase warrants.
The promissory notes bear no interest and are payable at the earlier of the completion of the Company's planned initial public offering of its common stock, or June 23, 1999.

EXHIBITS INDEX

3.1              Certificate of Incorporation and Certificates of Amendments
                 of the Certificate of Incorporation
5.               Opinion of Richard I. Anslow, Esq. of Richard I.Anslow &
                 Associates
10.1             Employment Agreement - Michael Trotta
10.2             Employment Agreement - Vincent Trotta
23.1             Independent Auditors Consent
23.2             Consent of Richard I. Anslow & Associates
27               Financial Data Schedule
99.1             Agreement between Vincent Trotta and Michael Trotta and
                 Mount Rose Ravioli and Mac Co.,Inc.
99.2             Manufacturers Agreement for Private Label Companies
99.3             Warrant for Purchase of Common Stock of Silver Star Foods, Inc.
99.4             Selected Dealer Agreement
99.5             Repurchase Agreement for K&V Investments

EXHIBIT 3.1
------------

             CERTIFICATE OF INCORPORATION
                          OF
             SILVER STAR RAVIOLI CO., INC.
Under Section 402 of the Business Corporation Law
     The undersigned, for the purpose of forming a corporation pursuant to the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST:     The name of the corporation is:
SILVER STAR RAVIOLI CO., INC.

     SECOND:     The purpose for which the corporation is formed are as
follows:

     To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity which requires that consent or approval of any State official, department, board, agency or other body, without such consent or approval first being obtained.

     For the accomplishment of the aforesaid purposes, and in further hereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law of the State of New York upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law, or in accordance with the provisions of any other statute of the State of New York.

     THIRD:     The office of the corporation within the State of New
York shall be located in the County of Kings.

     FOURTH:     The aggregate number of shares which the corporation
shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

     FIFTH:     The Secretary of State is designated as agent of the
corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                2446 East 73rd Street
              Brooklyn, New York  11234

     IN WITNESS WHEREOF, This Certificate of Incorporation has been signed this 28th days of March, 1995, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/  Fred Larison
------------------
     Fred Larison
     307 Hamilton Street
     Albany, New York 12210

                 CERTIFICATE OF AMENDMENT
                        OF THE
             CERTIFICATE OF INCORPORATION OF
              SILVER STAR RAVIOLI CO., INC.

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

    (1)     The name of the corporation is: SILVER STAR RAVIOLI
CO., INC.

     (2) The Certificate of Incorporation was filed at the Department of State of the State of New York on the 28th day of March, 1995.

     (3) The Certificate of Incorporation is hereby amended to effect a change in the aggregate number of shares the corporation has the authority to issue. The corporation is currently to issue 200 shares with no par value, none of which are issued or outstanding. The unissued shares shall be changed into 15,000,000 shares at a par value of .0001 at a rate of 75,000 for 1.

          Article FOURTH of the Certificate is amended to read as follows:

          "FOURTH:     The aggregate number of shares which the
corporation shall have the authority to issue is 15,000,000 shares, all of which are to with .0001 par value."

     (4) The amendment to the Certificate of Incorporation was authorized by written consent of the Board of Directors and followed by written consent of the sole incorporator there being no shareholders of record, and no subscribers for shares whose subscriptions have been accepted.

     IN WITNESS WHEREOF, this certificate has been subscribed this 18th day of July, 1997, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/  Michael Trotta
--------------------
Michael Trotta, President

/s/  Michael Trotta
--------------------
Michael Trotta, Secretary

                  CERTIFICATE OF AMENDMENT
                             OF
                CERTIFICATE OF INCORPORATION
                             OF
                SILVER STAR RAVIOLI CO., INC.

Under Section 805 of the Business Corporation Law

     We, the undersigned, being respectfully the President and Secretary of SILVER STAR RAVIOLI CO., INC. do hereby certify:

     1.     The name of the Corporation is:
SILVER STAR RAVIOLI CO.,INC.

     2.     The Certificate of Incorporation was filed by the Department of
State           on the twenty-eighth day of March, 1995.

     3. The Certificate of Incorporation is hereby amended to change the corporations name.

       Paragraph One of the Certificate of Incorporation is amended to read as follows:

          "1. The name of the corporation is: SILVER STAR FOODS, INC."

     4.     This amendment to the Certificate of Incorporation was
authorized by           a vote of the Board of Directors followed by
written consent of the         Sole Shareholder.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 28th day of July, 1997, and hereby affirm the truth of the statements contained herein under the penalties of perjury.

/s/  Michael Trotta
--------------------
Michael Trotta, Sole Shareholder

                        CERTIFICATE OF AMENDMENT
            OF THE CERTIFICATE OF INCORPORATION
           OF SILVER STAR FOODS, INC.

(Under Section 805 of the Business Corporation Law)

IT IS HEREBY CERTIFIED THAT:

     FIRST: The name of the corporation is: SILVER STAR FOODS, INC. The corporation was formed under the name Silver Star Ravioli Co., Inc.

     SECOND: The certificate of incorporation of the corporation was filed at the Department of State of the State of New York on the 28th day of March, 1995.

     THIRD: The name of the corporation was amended to Silver Star Foods, Inc. by an amendment to the certificate of incorporation filed with the Department of State of the State of New York on the 28th day of July, 1997.

  FOURTH: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

          A. The corporation shall add to its total authorized shares 1,000,000 shares of preferred stock, $.001 par value ("Preferred
Stock"), none of which are currently outstanding.
      .

           B. The holders of the Common Stock and the Preferred Stock shall have such rights and powers as designated by this Amendment.

     FIFTH: To accomplish the foregoing amendment, Article FOURTH of the certificate of incorporation relating to authorized shares, is amended to read as follows:

     "Fourth, the aggregate number of shares which the corporation is authorized to issue is 16,000,000, divided into classes as follows:

     A.  15,000,000 shares of Common Stock, $.0001 par value.
     B. 1,000,000 shares of Preferred Stock, $.001 per share par value, to be issued in series (hereinafter called the "Preferred Stock").

The following is a statement of the designations, and powers, of preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation: The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common
Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the New York Business Corporation Law."

     SIXTH: The foregoing amendment was authorized by unanimous written consent of the board of directors of the corporation, and by the unanimous written consent of the sole shareholder of the corporation.

     IN WITNESS WHEREOF, this certificate has been subscribed this 23rd day of September , 1998, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/ Michael Trotta
----------------------
Michael Trotta, President
/s/ Michael Trotta
---------------------
Michael Trotta, Secretary

EXHIBIT 5
               RICHARD I. ANSLOW & ASSOCIATES
                  4255 Route 9 Suite D
                 Freehold, New Jersey 07728
                                        September   , 1998
Silver Star Foods, Inc.
1000 South Avenue
Staten Island, New York 10314

Gentlemen:

You have requested our opinion, as counsel for Silver Star Foods, Inc., a New York corporation ( the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.
The Registration Statement relates to an offering of 1,100,000 shares (the "Shares") of common stock (the "Offering"), par value $.0001 (the "Common Stock") and 2,200,000 Redeemable Common Stock Purchase
Warrants (the "Warrants").

We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Shares and Warrants, when issued, delivered, and paid for, will be fully paid validly issued and non-assessable.
No opinion is expressed herein as to any laws other that the State of New York of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

RICHARD I. ANSLOW & ASSOCIATES

By:  s/s/   Richard I. Anslow
     ------------------------
     Richard I. Anslow

EXHIBIT 10.1
                  SILVER STAR FOODS, INC.
                  EMPLOYMENT AGREEMENT
        EMPLOYMENT AGREEMENT made as of this 15TH day of September, 1998 by and between SILVER STAR FOODS, INC., a
New York corporation, having an office at 1000 South Avenue, Staten Island, New York 10314 (hereinafter referred to as "Employer") and MICHAEL TROTTA, an individual residing at 7520 Avenue V,
Brooklyn, New York 11234 (hereinafter referred to as "Employee");

               W I T N E S S E T H:

        WHEREAS, Employer desires to employ Employee as President;
and
        WHEREAS, Employee is willing to be employed as the President in the manner provided for herein, and to perform the duties of the President upon the terms and conditions herein set forth;
        NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:
        1.   Employment of the President. Employer hereby employs
Employee as President.
        2.   Term.
             a. Subject to Section 10 below and further to Section 2(b) below, the term of this Agreement shall commence upon the execution hereof(the "Commencement Date") and expire three years from such date. Each 12 month period from the Commencement Date forward during the term hereof shall be referred to as an "Annual Period."
During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.
           b. Subject to Section 10 below, unless the Board of Directors of the Company (the "Board") of Employer shall determine to the contrary and shall so notify Employee in writing on or before the end of any Annual Period or unless the Employee notifies Employer in writing on or before the end of any Annual Period of his desire not to renew this Agreement, then at the end of each Annual Period, the term of this Agreement shall be automatically extended for one (1) additional Annual Period to be added at the end of the then current term of this Agreement.

          3. Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.
        4.     Compensation.
             a. (i) Employee shall be paid a minimum of $104,000 during the initial Annual Period. Thereafter, Employee shall receive annual increases equal to the greater of (i) Ten (10%) percent or (ii) the cost of living adjustment recognized in the area where the Employee resides.
Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.
                  (ii) Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board.
             b. Employer shall include Employee in its health insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program.

               c. Employee shall have the right to participate in any other employee benefit plans established by Employer.
               d. Employee shall receive from Employer Options to purchase up to _______ shares of Employer's common stock, exercisable at the fair market price of Employer's common stock as listed on Nasdaq
SmallCap at the close of business on the day immediately preceding the date of the option agreement. The terms of the option agreement will include, in part, that (i) if Employee's employment is terminated for any reason other than cause (as discussed in Section 9(a)(i)), the options will vest immediately and will be exercisable for one year from the date of termination, (ii) if, within one year of the date of the option agreement, the market price of Employer's common stock falls below the exercise price in the option agreement, Employer will amend the terms of the option agreement to lower the exercise price to the lower market price, and (iii) upon written request of Employee, Employer agrees to use its best efforts to file with the Securities and Exchange Commission, on or before the first date on which any of said options become exercisable, a registration statement on Form S-8 (or any replacement therefor) to register under the Securities Act of 1933, as amended, all shares of Employer's common stock underlying said options, including those not yet exercisable.
        5. Expenses. Employee shall submit to Employer reasonably detailed receipts with respect thereto which substantiate the expenses. Employer shall also provide Employee with a company car for Employee's use in furthering the business of Employer of the kind and type similar to that previously provided to Employee. Employee shall be allowed an allowance of $750.00 per month for such car.
        6. Vacation. Employee shall be entitled to receive four (4) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.
            7. Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.
           8. Covenant Not to Compete. Employee will not, at any time, anywhere in the areas where Employer does business during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the Nasdaq Stock Market.
        9.  Termination.
               a.  Termination by Employer
               (i) Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony against the Employer; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate
Employee's employment under this Agreement for Cause unless
Employee shall have first received notice from the Board advising
Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.

                  (ii) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and the pro-rata amount payable under Section 4(e) for the period prior to Employee's death and any other amount to which Employee was entitled of the time of his death.

             b.     Termination by Employee

                  (i) Employee shall have the right to terminate his employment under this Agreement upon sixty (60) days' notice to Employer

                     10.  Consequences of Breach by Employer;
             Employment Termination

             a. If this Agreement is terminated pursuant to Section 9(b)(i) hereof, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by
Employer, the following shall apply:
                  (i) Employee shall be entitled to payment of any previously declared bonus and additional compensation as provided in
Section 4(a) and (b) above.
             b. In the event that Employee's employment is terminated for any of the following (i) for cause as set forth in Section 9(b)(i) of this Agreement, (ii) the expiration of the term of this Agreement, or (iii) resignation by the Employee, then the provisions of Section 8 shall apply to Employee.
        11.     Remedies
             Employer recognizes that because of Employee's special talents, stature and opportunities in the frozen food industry, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (ii), or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.
          12.     Excise Tax.     In the event that any payment or benefit
received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

        13.     Arbitration.  Any controversies between Employer and
Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration.
Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

        14. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.
        15. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.
             b. The provisions of Sections 4, 7, 8, 9(a)(ii), 10, 11, 12, 13,14, 17, 18, 19 and 20 shall survive the termination of this Agreement.
        16. Assignment. This Agreement shall not be assigned to other parties.
        17. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.
        18. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when
                a.   delivered by hand;
             b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or
             c. received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:
                  (i) if to the Employer:
                       SILVER STAR FOODS, INC.
                       1000 South Avenue
                       Staten Island, New York 10314
                       Attention: Michael Trotta
                       Telefax:  (718) 763-6004
                       Telephone:  (718) 763-3000

                       Richard I. Anslow & Associates
                       4255 Route 9, Suite D
                       Freehold, New Jersey 07728
                       Attention: Richard I. Anslow, Esq.
                       Telefax: (732) 577-1188
                       Telephone: (732) 409-1212
                  (ii) if to the Employee:
                       Michael Trotta
                         7520 Avenue V
                         Brooklyn, New York 11234

        19. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.
          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                 SILVER STAR FOODS, INC.
                                 By: /s/ Louis Trotta
                                     ----------------
                                         Louis Trotta
                                         Vice President

                                 By: /s/ Michael Trotta
                                     ------------------
                                         Michael Trotta
EXHIBIT 10.2
                   SILVER STAR FOODS, INC.
                    EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT made as of this 15th day of September, 1998 by and between SILVER STAR FOODS, INC., a
New York corporation, having an office at 1000 South Avenue, Staten Island, New York 10314 (hereinafter referred to as "Employer") and LOUIS TROTTA, an individual residing at 55 Dortmunder Drive,
Manalapan, New Jersey 07726 (hereinafter referred to as "Employee");

                   W I T N E S S E T H:

         WHEREAS, Employer desires to employ Employee as Vice
President; and

        WHEREAS, Employee is willing to be employed as the Vice
President in the manner provided for herein, and to perform the duties of the President upon the terms and conditions herein set forth;

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:
        1. Employment of the Vice President. Employer hereby employs Employee as Vice President.
        2.   Term.
             a. Subject to Section 10 below and further to Section 2(b) below, the term of this Agreement shall commence upon the execution hereof(the "Commencement Date") and expire three years from such date. Each 12 month period from the Commencement Date forward during the term hereof shall be referred to as an "Annual Period."
During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.
           b. Subject to Section 10 below, unless the Board of Directors of the Company (the "Board") of Employer shall determine to the contrary and shall so notify Employee in writing on or before the end of any Annual Period or unless the Employee notifies Employer in writing on or before the end of any Annual Period of his desire not to renew this Agreement, then at the end of each Annual Period, the term of this Agreement shall be automatically extended for one (1) additional Annual Period to be added at the end of the then current term of this Agreement.

          3. Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.
        4.     Compensation.
             a. (i) Employee shall be paid a minimum of $52,000 during the initial Annual Period. Thereafter, Employee shall receive annual increases equal to the greater of (i) Ten (10%) percent or (ii) the cost of living adjustment recognized in the area where the Employee resides.
Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.
                  (ii) Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board.
             b. Employer shall include Employee in its health insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program.

               c. Employee shall have the right to participate in any other employee benefit plans established by Employer.
               d. Employee shall receive from Employer Options to purchase up to _______ shares of Employer's common stock, exercisable at the fair market price of Employer's common stock as listed on Nasdaq
SmallCap at the close of business on the day immediately preceding the date of the option agreement. The terms of the option agreement will include, in part, that (i) if Employee's employment is terminated for any reason other than cause (as discussed in Section 9(a)(i)), the options will vest immediately and will be exercisable for one year from the date of termination, (ii) if, within one year of the date of the option agreement, the market price of Employer's common stock falls below the exercise price in the option agreement, Employer will amend the terms of the option agreement to lower the exercise price to the lower market price, and (iii) upon written request of Employee, Employer agrees to use its best efforts to file with the Securities and Exchange Commission, on or before the first date on which any of said options become exercisable, a registration statement on Form S-8 (or any replacement therefor) to register under the Securities Act of 1933, as amended, all shares of Employer's common stock underlying said options, including those not yet exercisable.

        5. Expenses. Employee shall submit to Employer reasonably detailed receipts with respect thereto which substantiate the expenses. Employer shall also provide Employee with a company car for Employee's use in furthering the business of Employer of the kind and type similar to that previously provided to Employee. Employee shall be allowed an allowance of $400.00 per month for such car.
        6. Vacation. Employee shall be entitled to receive four (4) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.
            7. Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.
           8. Covenant Not to Compete. Employee will not, at any time, anywhere in the areas where Employer does business during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the Nasdaq Stock Market.
        9.  Termination.
               a.  Termination by Employer
                  (i) Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony against the Employer; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate
Employee's employment under this Agreement for Cause unless
Employee shall have first received notice from the Board advising
Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.

                  (ii) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and the pro-rata amount payable under Section 4(e) for the period prior to Employee's death and any other amount to which Employee was entitled of the time of his death.

             b.     Termination by Employee

                  (i) Employee shall have the right to terminate his employment under this Agreement upon sixty (60) days' notice to Employer

                     10.  Consequences of Breach by Employer;
             Employment Termination

             a. If this Agreement is terminated pursuant to Section 9(b)(i) hereof, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by
Employer, the following shall apply:
                  (i) Employee shall be entitled to payment of any previously declared bonus and additional compensation as provided in
Section 4(a) and (b) above.
             b. In the event that Employee's employment is terminated for any of the following (i) for cause as set forth in Section 9(b)(i) of this Agreement, (ii) the expiration of the term of this Agreement, or (iii) resignation by the Employee, then the provisions of Section 8 shall apply to Employee.
        11.     Remedies
             Employer recognizes that because of Employee's special talents, stature and opportunities in the frozen food industry, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (ii), or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.
          12.     Excise Tax.     In the event that any payment or benefit
received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

        13.     Arbitration.  Any controversies between Employer and
Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration.
Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

        14. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.
        15. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.
             b. The provisions of Sections 4, 7, 8, 9(a)(ii), 10, 11, 12, 13,14, 17, 18, 19 and 20 shall survive the termination of this Agreement.
        16. Assignment. This Agreement shall not be assigned to other parties.
        17. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.
        18. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when
                a.   delivered by hand;
             b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or
             c. received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:
                  (i) if to the Employer:
                       SILVER STAR FOODS, INC.
                       1000 South Avenue
                       Staten Island, New York 10314
                       Attention: Michael Trotta
                       Telefax:  (718) 763-6004
                       Telephone:  (718) 763-3000

                       Richard I. Anslow & Associates
                       4255 Route 9, Suite D
                       Freehold, New Jersey 07728
                       Attention: Richard I. Anslow, Esq.
                       Telefax: (732) 577-1188
                       Telephone: (732) 409-1212
                  (ii) if to the Employee:
                       Louis Trotta
                            55 Dortmunder Drive
                            Manalapan, New Jersey 07726

        19. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.
          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                  SILVER STAR FOODS, INC.
                                  By: /s/ Michael Trotta
                                      -----------------
                                          Michael Trotta
                                          President

                                  By: /s/  Louis Trotta
                                      -----------------
                                           Louis Trotta
EXHIBIT 23.1
              CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the inclusion in Amendment No. 1 of the Registration Statement of Silver Star Foods, Inc. on Form SB-2 of our report dated July 29, 1998, except for Note 11 as to which the date is August 31, 1998 on our audits of Silver Star Foods, Inc. as at March 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".

/s/ Weinick Sanders Leventhal & Co., LLP
-----------------------------------------
WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York

September 24,  1998

EXHIBIT 23.2

The consent of Richard I. Anslow & Associates is contained in Exhibit
5.

EXHIBIT 27 FINANCIAL DATA SCHEDULE
SILVER STAR FOODS INC.
[LEGEND]
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL
INFORMATION EXTRACTED FROM THE BALANCE SHEETS AS OF JUNE 30,
1998 AND MARCH 31, 1998 THE STATEMENTS OF
OPERATIONS FOR THE THREE MONTHS ENDED JUNE 31, 1998
AND THE YEAR ENDED MARCH 31, 1998 AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
[/LEGEND]

[PERIOD-TYPE]                              3-MOS
[FISCAL-YEAR-END]                          MAR-31-1998
[PERIOD-END]                              JUNE-30-1998
[CASH]                                               0
[SECURITIES]                                         0
[RECEIVABLES]                                   32,993
[ALLOWANCES]                                       ???
[INVENTORY]                                        ???
[CURRENT-ASSETS]                                33,993
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                                 420,795
[CURRENT-LIABILITIES]                          912,794
[BONDS]                                              0
[COMMON]                                       400,320
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                    <892,319>
[TOTAL-LIABILITY-AND-EQUITY]                   420,795
[SALES]                                        254,421
[TOTAL-REVENUES]                               254,421
[CGS]                                          203,458
[TOTAL-COSTS]                                  203,458
[OTHER-EXPENSES]                               142,310
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                <91,347>
[INCOME-TAX]                                       200
[INCOME-CONTINUING]                            <91,547>
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   <91,547>
[EPS-PRIMARY]                                    <0.02>
[EPS-DILUTED]                                    <0.02>

EXHIBIT 99.1

         AGREEMENT BETWEEN VINCENT & MICHAEL TROTTA
          AND MOUNT ROSE RAVIOLI AND MAC. CO., INC.
                     JUNE 13, 1995
Mount Rose Ravioli will package private label Silver Star products to be sold to Vincent & Michael Trotta, prices to be as listed below:

Square Meat & Cheese Ravioli- Bag     24/16 oz     $16.50
Square Meat & Cheese Ravioli- Box     18/50 ct     $18.85
Round Cheese Ravioli                  24/13 oz     $14.20
Cavatelli                             24/16 oz     $ 9.72
Cheese & Meat Tortellini              24/16 oz     $19.55
Gnocchi                               24/16 oz     $12.82

Product to be paid for with cashier's or certified check at time order is placed. A 2% cash discount may be taken at this time.
The above prices will remain in place for six (6) months. At the end of six (6) months, prices will be reviewed with respect to raw material and packaging costs. If these costs have increased or decreased, the changes will be passed on accordingly. Prices will be reviewed every six (6) months thereafter, for as long as our relationship remains intact.
In the event that this agreement should be terminated, and Mount Rose be left with unused Silver Star packaging, Vincent and Michael Trotta (Silver Star) do hereby give Mount Rose Ravioli permission to use the packaging however they choose.
                                   /s/   Sam Minuto
                                   ----------------------
                                   Sam Minuto, President

                                   /s/  Michael Trotta
                                   -----------------------
                                   Michael Trotta, President
                                   Silver Star Ravioli Co.,Inc.

EXHIBIT 99.2

                MANUFACTURERS AGREEMENT FOR
                 PRIVATE LABEL COMPANIES

     THIS CONTRACT made this Twelfth day of June, 1995 between SAVIGNANO FOODS CORPORATION, a New Jersey Corporation, trading as Andrea's, hereinafter referred to as the "Manufacturer", doing business at 107 South Jefferson Street, in the City of Orange, County of Essex and State of New Jersey, on the one part, and; SILVER STAR
RAVIOLI COMPANY, INC., P.O. Box 340487, Brooklyn, New York
11234, hereinafter called the "Private Label Company", of the other part.

     WITNESSETH, that the said party of the first part, for and in consideration of the sum of FIVE THOUSAND ($5,000.00) DOLLARS to be paid and satisfied as hereinafter mentioned, and also in consideration of the covenants and agreements hereinafter mentioned, made and entered into by the said party of the second part, agrees as follows:

     The manufacturer shall make the following product lines to be purchased by the Private Label Company for sale in the retail and/or wholesale marketplace, by said Private Label Company:

     1.     Product (A) -     13 oz. Large Round Cheese Ravioli
                              Packed 12 Ravioli Per Bag -
                              24 Units Per Case, $13.85 Per Case.
     2.     Product (B) -     16 oz. Cavatelli
                              Packed One Pound Per Bag -
                              24 Units Per Case, $9.95 Per Case.

     The prices listed in this Agreement are contingent upon the Private Label Company's monthly sales of 7,000 cases of Product (A) and 3,000 cases of Product (B). If Private Label Company fails to purchase from Manufacturer the above mentioned volume over a fifty-two (52) week period, the Manufacturer reserves the right to raise prices according to usage or lack there of.

     No order by Private Label Company shall be less than 250 cases of Product (A) or Product (B).

     2. The Manufacturer shall pay for all bags, labels and corrugated boxes as needed in its sole discretion, to manufacture and package the product line set forth in Paragraph 1 above for the Private Label
Company, at the Manufacturer's sole cost and expense.

          However, the Manufacturer shall not pay for or be responsible for artworks, plates, dyes of any kind needed for the packaging of said product lines. Manufacturer will not purchase more than sixteen (16) weeks supply of packaging. The amount will initially be based on projections made by Private Label Company. After a history of sales has been established, the 16-week supply will be determined by the sales of the Private Label Company.

     3. If the Private Label Company "ceases to do business" for any reason whatsoever with the Manufacturer, the Private Label Company shall reimburse the Manufacturer for all costs and expenses incurred or contracted for by the Manufacturer for purposes of fulfilling this agreement such as, finished product, inventory of finished product, raw material and supplies, paper products, manufacturing expenses, legal fees, storage expenses, etc. "Ceases to do business" with Manufacturer is hereby defined to be the failure by Private Label Company to purchase 7,000 cases of Product (A) and 3,000 cases of Product (B) within any one (1) month period. If the Private Label Company "ceases to do business" as defined herein, it shall constitute a default under this Agreement.

     4. The Private Label Company shall pay the Manufacturer a minimum retainer of Five Thousand ($5,000.00) Dollars to offset the Manufacturer's start up costs to be put in an interest bearing account.
The interest will accumulate and paid in full yearly to Private Label Company. If, prior to one (1) year from the date hereof, Private Label Company elects to terminate this Agreement of Manufacture, the $5,000.00 will be returned to Private Label Company upon payment in full of all end product, packaging, corrugated, etc. If Private Label Company does not pay for the above mentioned costs, Manufacturer shall retain the retainer fee in full. If the Manufacturer extends credit terms to the Private Label Company, the $5,000.00 retainer shall be released to Private Label Company.

     5. In the event of a Default by the Private Label Company of this Agreement, the Manufacturer shall be entitled to keep all deposit monies paid as liquidated damages plus all other advances paid by the Private Label Company on order given to date, plus the Private Label Company agrees to be liable for all consequential damages resulting from the default and/or breach of this Agreement including attorneys fees, costs of suit and interest on amounts due and owing the Manufacturer from the date of all open purchase orders. Damages shall also include discharging, reloading, handling, storing or any other reasonable services or expenses incurred in the manufacture, storage, preservation, resale and distribution (where applicable) of the product line of the Private Label Company. A Default by Private Label Company shall occur upon the failure to (1) pay the orders as provided for hereunder;
(2) to make the minimum purchases; or (3) to comply with all other terms of this Agreement.

     6. The Manufacturer agrees to produce in accordance with Good Manufacturing Practices and Federal and State Food Regulation, and will deliver same to Private Label Company. However, the Manufacturer shall not be liable for damages after the product has left its control or for damages arising out of label misstatements or false advertising statements. The Manufacturer will be liable for any short weight product or improperly packaged product.

     7. The Manufacturer disclaims any and all warranties either express or implied warranties for a Particular Purpose or Merchantability. The Manufacturer will provide the Private Label
Company with a certificate of insurance naming the Private Label
Company as an additional insured.

     8. Payment shall be made by Private Label Company in cash, certified check, bank check or wired to Manufacturer's bank account by 11:00 a.m. to the Manufacturer for the entire amount due and payable to the Manufacturer one (1) day prior to shipment/pickup of end product. This payment procedure will apply for twelve months from the first invoice date. After six (6) months from the first invoice date, the Manufacturer will review the payment procedure set forth in this Agreement and will decide to alter or not alter the payment procedure.

     9. The Manufacturer shall not be responsible for its failure to meet any manufacturing product, packaging or distribution deadline established by the Private Label Company if the Private Label Company does not give the Manufacturer proper lead time on confirmed ads and proper and reasonable sales projections of at least four (4) weeks in advance.

     10. All formulas and manufacturing procedures used by the Manufacturer are proprietary to the Manufacturer and will be kept confidential and not revealed to any party.

     11. Either party may terminate this Agreement at any time by giving the other party notice in writing of such desire of termination at least one hundred twenty (120) days upon which date such termination is to occur. A notice shall be supplied by certified mail return receipt requested effective upon delivery or by hand delivery of said notice. Effective upon termination of the Private Label Company shall immediately pay the Manufacturer for any open outstanding invoices, if any, and agrees to pay in full on all pending orders for said product line.

     12.     During the term of this Agreement, the Private Label
Company agrees to make the Manufacturer its exclusive manufacturer and packager of said product lines. The Private Label Company shall be allowed, in emergent circumstances, to obtain product from any other supplier or producer at any price, to satisfy its order requirements in the event the Manufacturer cannot satisfy such requirements, upon providing telephone notice to Manufacturer.

     13. The decision of manufacturing and packaging of the Private Label Company's private line of said product line shall be exclusively that of the Manufacturer. The parties mutually agree and understand that the price of manufacturing and packaging may escalate without notice due to factors beyond the control of the Manufacturer. The Private Label Company agrees to pay for any and all increases in manufacturing and packaging costs incurred directly by the Manufacturer upon Manufacturer giving ten (10) days written notice. Concurrently, the Manufacturer will also pass along decreases in manufacturing and packaging costs as they occur. The Manufacturer will review these prices with the Private Label Company every three (3) months.

     14. The Private Label Company agrees to place all outside orders with Manufacturer . The Private Label Company agrees that the Manufacturer shall not be responsible for the nonperformance of any order that is not confirmed with a written acceptance of the purchase order or be responsible for any penalties the Private Label Company may incur as a result of nonperformance.

     15. The Private Label Company represents that it is a New York Corporation and that this contract was approved by duly authorized corporate resolution.

     16. The Private Label Company will arrange for all orders to be picked up at the Manufacturer's plant address or its nearest storage facility by Private Label customers. In the event that pick-up is not made by Private Label customer, the Manufacturer will not be responsible or liable for delivery and will not deliver product for Private Label Company. Consequently, the Private Label Company will be solely responsible to arrange for pick-up of product by any means necessary.

     17. This Agreement shall be governed by the laws of New Jersey. Private Label Company does hereby submit to the jurisdiction of the New Jersey courts and agrees it may be served with a Complaint by certified mail.

     18. All Notices shall be in writing and shall be by certified mail, return receipt requested, to the party at the addresses stated in this Agreement, attention to the party signing the Agreement.

     19. This Agreement sets forth the understanding of the parties and there are no oral agreements. This Agreement may only be modified by a written agreement signed by the parties.

     20. This Agreement shall be binding on the parties and their successors and assigns.
WITNESSETH:                    SAVIGNANO FOODS CORPORATION
                               A New Jersey Corporation,
                               Manufacturer
/s/  Rose Marie Savignano      BY:  /s/ Michael Savignano
-------------------------          ---------------------
ROSE MARIE SAVIGNANO           MICHAEL SAVIGNANO,President
Assistant Secretary

WITNESSETH:                    SILVER STAR RAVIOLI COMPANY,
                               INC.
/s/  Michael Trotta            BY: /s/  Vincent Trotta Sr.
-------------------------      ----------------------
MICHAEL TROTTA, President      VINCENT TROTTA SR., C.E.O.

EXHIBIT 99.3
                                        Shares Exercisable
                        --------        subject to the provisions set forth
                                        below.

                                Warrant for Purchase
                                of Common Stock of
                                SilverStar Foods, Inc.
                                (a New York
                                 Corporation)
     THIS WARRANT WILL BE VOID AFTER_______________,
199_.
              This certifies that_____________ is entitled to     purchase at
any time on or before_______________, 199_     , but not thereafter,
shares, $     par value, which     have been duly authorized and set aside
for issuance, of     the common stock of Silver Star Foods, Inc., (the
"Company"), a corporation duly organized and existing     under the
laws of the State of New York as such stock     shall be constituted at the
time of purchase, at the     price of $     per share and the surrender
of this     warrant with the subscription form on the reverse side
hereof, duly executed, at the office of American Stock     Transfer (the
"Warrant Agent") in the City of New York,     State of New York, with
payment in full for the stock     purchased in cash or by certified or bank
cashiers check     payable to the order of the Company at the time of the
  surrender of this warrant, as aforesaid.
This warrant is issued and subject to the terms and provisions of a Warrant Agreement dated as of__________________,
199 , between the Company and the Warrant Agent, to all of which terms and provisions the holder hereof assents by accepting this warrant. Anything herein or in the said stock purchase Warrant Agreement contained to the contrary notwithstanding, in case of consolidation or merger of the company with or into any other corporation, or in case of sale by the Company of all or substantially all its assets, as more particularly set forth in the said stock purchase warrant agreement, or in case of issue by the Company of additional shares of common stock at a lower price than the price at which shares of common stock might have been purchased hereunder immediately prior to the issue of such additional shares, the number and character of the shares of stock or other securities or assets which the holder hereof shall thereafter have the right to purchase, and the price to be paid therefor, shall be adjusted and determined as provided in the said warrant agreement. The holder of this warrant, as such, shall have none of the preemptive or other rights of a holder of common stock. This warrant is issued subject, also, to the following terms and conditions, to all of which each and every holder hereof assents by accepting this warrant; all rights under and by virtue of this warrant shall pass and be transferred by the delivery hereof by any person in possession of the same, however, such possession may have been acquired, if properly assigned in blank or if properly assigned to a specified person by delivery hereof to such person; shall vest title thereto in the transferee to the same extent, for all intents and purposes, as in the case of the delivery under similar circumstances of a negotiable instrument payable to bearer. Subject to the foregoing, the Company and the Warrant Agent shall be entitled to treat the bearer of this warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.
     This warrant does not entitle any holder hereof to any of the rights of a shareholder of the Company.
     This warrant shall be wholly void and of no effect after______________,199_.

                                        Silver Star Foods, Inc.

                                        /s/ Michael Trotta
                                         ------------------
                                        Michael Trotta, President

Countersigned
Warrant Agent
Transfer Clerk

(Reverse Side)

     In case, prior to the expiration of this warrant by exercise hereof or by its term:

     1. (a) The Company shall be recapitalized through the subdivision of its outstanding shares of common stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding common stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such common stock of the Company, without any change in the payment by the warrant holder from the payment specified on the faces of the warrant.

          (b) A dividend shall be declared or paid at any time on the common stock of the Company in its common stock or in securities convertible into common stock of the corporation, then in each such case the number of shares deliverable upon the exercise thereafter of this warrant, shall, without requiring any payment by the warrant holder in addition to the one specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of common stock of the corporation. In the computation of the increased number of shares deliverable upon the exercise of this warrant, any dividend paid or distributed upon the common stock in securities convertible into shares of common stock, shall be treated as a dividend paid in common stock to the extent that shares of stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other company.

          (c) On or before__________, pm.,_______________, 199_ the
Company shall offer any shares of common stock of any class, or securities convertible into or evidencing the right to purchase common stock of any class, of record on a date subsequent to the issue of this warrant, the holder hereof will become entitled, provided this warrant is not exercised on or before the record date of the common stockholders entitled to such subscription rights, to subscribe for and purchase, at the same price at which such stock or securities is offered to the holders of the common stock, the amount of such stock or securities for which he would have been entitled to subscribe if he had been the holder of record on such record date of the number of shares of common stock then purchasable under this warrant. The record date for determining the warrant holders entitled to such subscription rights shall be the same as the record date for determining the holders of the common stock entitled thereto, and when notice of such subscription rights is given to the common stockholders of record, notice thereof shall likewise be given to the registered holders of warrants outstanding at the time, and the warrant holders shall be given the same opportunity to exercise such subscription rights as the holders of the common stock.

          (d) The Company shall, at any time while any of the warrants be outstanding, declare a dividend on its common stock (other than a dividend not in excess of the regular dividend per share for any fiscal year) and shall give notice thereof to the registered holder of this warrant and such dividends so declared shall be made payable only to the stockholders of record on a date at least ten days subsequent to the exercise of such warrants prior to such record date.

          (e) The Company shall be recapitalized by reclassifying its outstanding common stock without par value into stock with par value, or changing common stock of par value to stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning "successor corporation" hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of, all or substantially all of the property of such corporation to another corporation or corporations) then, as a condition to such recapitalization consolidation, merger, or conveyance, lawful and adequate provision shall be made whereby the holder of each warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this warrant, in lieu of the shares of common stock of the corporation theretofore purchasable upon the exercise of this warrant, such shares of stock, security, or assets as may be issued or payment with respect to, or in exchange for, the number of shares of common stock of the Company theretofore purchasable upon the exercise of this warrant had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event the rights of the warrant holder to an adjustment of the number of shares of common stock purchasable upon the exercise of this warrant as hereinbefore provided, shall continue and be preserved in respect of any stock which the warrant holder becomes entitled to purchase. It shall be a condition of such consolidation, merger, or conveyance that each successor corporation shall assume in manner and form satisfactory to the transfer agent, the obligation to deliver to the warrant holder, upon the exercise of this warrant, such shares of stock, securities, or assets as, in accordance with the provisions of this warrant, shall have been provided for the purpose. The said transfer agent shall assume no liability for its exercise of discretion hereunder other than willful wrongdoing.

     2. This warrant shall be deemed to have been exercised, and the person exercising the same to have become a common stockholder of record of the corporation, for the purposes of receiving dividends and for all other purposes whatsoever as of the date when he surrendered this warrant accompanied by payment in cash, as herein provided. The corporation agrees that, while this warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall insure to persons exercising warrants or applying for transfer of stock within three days after the books shall have been reopened all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their warrants at any time during which such transfer books shall have been closed.

          3. Upon each increase of the number of shares of common stock of the Company deliverable upon the exercise of this warrant, or in the event of changes in the rights of the warrant holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the transfer agent a certificate executed by its president or one of its vice-presidents, and attested by its secretary or one of its assistant secretaries, stating the increased number of shares so deliverable or specifying the other shares of stock, securities or assets, and the amount thereof so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     Upon each increase of the number of shares of common stock of the Company, deliverable upon the exercise of this warrant, the increased number of shares so deliverable shall be calculated only to the nearest hundredth of one share. No fractions of shares shall be issued upon the exercise of this warrant, but in lieu thereof the Company shall issue fractional scrip certificates in bearer form and in denominations of one-one-hundredth of one share, and multiples thereof, not entitling the bearer to vote or receive dividends but which may be surrendered with other similar scrip certificates so as to aggregate one or more whole shares for a stock certificate or certificate representing the number of whole shares so aggregated at any time on or before ten days after the expiration date of this warrant.

     4. The Company covenants, at all times when the warrants are outstanding and in effect, to reserve unissued, sufficient common stock, and to deliver stock pursuant to the exercise of this warrant, subject to consolidation, merger, or sale, as above set @orth. The Company covenants that in the event that stock or other securities of the Company or subsidiaries are hereafter issued, carrying conversion privileges or bearing stock purchase warrants for common stock of the Company, then the rates of conversion, or the purchase prices provided by such warrants, shall not be more favorable for any period than the prices provided (for such period) by this warrant, unless the holder hereof shall be entitled to exercise this warrant at prices at least as favorable as the price so specified in such purchase warrants, or to an increase in the number of shares purchasable so as to give to the holder hereof equal rights with the holders of such conversion privileges. In such case, the Company covenants to file with the transfer agent a statement of the rights of the warrant holders as so modified.

     5. Wherever the term "holder", "warrant holder", or "holder of this warrant", is used herein, it shall be construed to mean the registered holder and wherever notice is required by this warrant to be given to the warrant holder it shall be sufficient if mailed to the last known address of said holder as same appears on the books of the Company.

EXHIBIT 99.4

Royal Hutton Securities Corp.
2255 Glades Road, Suite 301E
Boca Ratonon, Florida 33431

             SELECTED DEALERS AGREEMENT

                                          ,l997

Gentlemen:

     Royal Hutton Securities, Corp., as Underwriter, is offering for sale 1,100,000 Shares of Common Stock ("Stock") and 2,200,000 Class A
Warrants ("A Warrants") of Silver Star Foods, Inc., a New York corporation, (the "Company"). Such offer will be made pursuant to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter. The shares to be offered for sale are more particularly described in the enclosed Prospectus. We invite your participation, as a Selected Dealer, on the terms and conditions stated herein.

     1. Offering Price.     The Shares and A Warrants, which will be
offered to the public at a price of $5.25 per Share and $.25 per A Warrant, shall not be directly or indirectly offered or sold to the public by Selected Dealers at any other price during the period this Agreement is in effect. The Company proposes to issue and sell 1,100,000 Shares and 2,200,000 A Warrants.

     2. Selected Dealers. Members of the National Association of Securities Dealers, Inc. (the "NASD") who shall agree to offer Shares and A Warrants hereunder (hereinafter referred to as "Selected Dealers" or "Participating Dealers") will be allowed a selling concession of percent of the full ten percent (10%) commission and payable as hereinafter provided. No concession shall be earned or paid unless 1,100,000 Shares and 2,200,000 A Warrants are sold within ninety days from the effective date of the Registration Statement under the Securities Act of 1933 filed by the Company with the Securities and Exchange Commission ("Termination Date"), which date may be extended for an additional sixty (60) days by mutual agreement of the Company and the Underwriter.

     3. Subscriptions The underwriter reserves the right to reject all subscriptions, in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares and A Warrants allotted to you will be confirmed, subject to the terms and conditions of this Agreement. Payments for Shares and A Warrants sold by you is to be made by check or money order only and shall be made
payable to              .  In respect of all
Shares and A Warrants sold by you pursuant hereto, you will promptly transmit (within three business days) to the Escrow Agent all checks and money orders received in payment for the full amount of the Public Offering Price for the number of Shares and A Warrants purchased, without deduction for any commission or concession in compliance with the Securities Exchange Act of 1934. Your transmittal letter accompanying checks or money orders to the Escrow Agent shall set forth the names and addresses, together with Social Security or appropriate tax I.D. numbers, of the purchases with the number of Shares and A Warrants purchased and a copy of said transmittal letter shall be concurrently sent to us.

     NO COMMISSIONS SHALL BE PAYABLE, AND ALL
SUBSCRIPTIONS AND SUBJECT TO REJECTION BY THE
UNDERWRITER, UNLESS AND UNTIL THE SELECTED
DEALER HAS COMPLIED WITH THE ABOVE UNDERLINED
PROVISION.

     Each sale shall be contingent upon the sale of 1,100,000 Shares and 2,200,000 A Warrants being sold on or before the Termination Date
(which date may be extended for sixty (60) days), and upon the acceptance of such sale by the undersigned. In the event any order submitted to you is not accepted, the Escrow Agent will return all funds paid by the purchases. Payment of the selling concessions in respect of each such sale will be made to the Selected Dealer, by the Underwriter when and only in the event that 1,100,000 Shares and 2,200,000 A Warrants are sold by the Termination Date, (which date may be extended by sixty (60) days), and the proceeds released by the Escrow Agent. The offering is made subject to the issuance and delivery of the Shares and A Warrants and the acceptance hereof by the Underwriter, to the approval of legal matters by counsel, and to the terms and conditions herein set forth.

     If an order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned wither by the Selected Dealer's remittances in cash or by a charge against the account of the Selected Dealer, as the Underwriter may elect.

     4. Offering to Public. Shares sold to the public by Dealers shall be sold by the Selected Dealers as agents for the Company. Neither you nor any other person is, or has been, authorized to give any information or to make any representations in connection with the sale of the Shares and A Warrants other than as contained in the Prospectus. The Selected Dealer will not sell the Shares and A Warrants pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least
48 hours prior to the mailing of the confirmation of sale, or is sent to the person under such circumstances that it would be received by him 48 hours prior to his receipt of a confirmation of the sale. The Dealer understands that during the 90 day period after the first date upon which the Shares and A Warrants of the Company are bona fide offered to the public, all Dealers effecting transactions in the Shares and A Warrants shall be required to deliver the Company's current Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request. No Selected Dealer is authorized to act as agent for the undersigned in any respect. No Selected Dealer is authorized to act as agent for the Company except in offering the Shares and A Warrants to the public pursuant to this Agreement.

     5. Compliance with Securities Laws. Upon becoming a Selected
Dealer, and in offering and selling the Shares and A Warrants, you agree to comply with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, any applicable state securities or "Blue Sky" laws, and the Rules of Fair Practice of the NASD, including, but not limited to, Article III, Section 1 thereof, and the interpretations of said section promulgated by the Board of Governors of such Association, including and "Interpretation with respect to 'free-riding and withholding' dated November 1, 1970, and as thereafter amended, and including information concerning the Board of Governor's Interpretation thereof dated March 2, l979, to NASD members. Upon application, you will be informed as to the states in which we have been advised by counsel to the Company that the Shares and A Warrants have been qualified for sale under the respective securities or Blue Sky Laws of such states, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Shares and A Warrants in any state or as to any sale therein.

     By acceptance of this Agreement, you represent that you are a member in good standing of the NASD.

     By acceptance of this Agreement, each Selected Dealer has assumed full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Shares and A Warrants, giving special emphasis to the NASD's principles of full and fair disclosure to prospective investors, suitability standards and the prohibitions against "Free-Riding and Withholding."

     Each Selected Dealer agrees to indemnify and hold harmless the Underwriter, the Company and the other Selected Dealers against and from any liability, loss, damage, or expense arising out of any failure by the Selected Dealer to comply with the 1933 Act, the 1934 Act, applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD, due to any act of omission by the Selected Dealer.

     6. Prospectus and Offering. We have been advised by the Company that the offering under the Registration Statement on Form SB-2 (File No. 333-42311)with respect to the subject Shares and A Warrants commenced on l998. By signing this Agreement, each Selected Dealer acknowledges receipt of a copy of the Prospectus included in said Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

     7. Liability. Nothing will constitute the Selected Dealers, an association or other separate entity or partners with us or with each other, but you will be responsible for your share of any liability or expense based upon any claim to the contrary. As the Underwriter, we shall have full authority to take such action as we may deem advisable in all matters pertaining to the offering or in respect of the value, validity, or form of the Shares and A Warrants, or the delivery of the certificates for the Shares and A Warrants, or the qualifications of the Shares and A Warrants for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith obligations expressly assumed by using this Agreement and any liability due to our act or omission arising under the 1933 Act.

EXHIBIT 99.5
------------
                     SILVER STAR FOODS, INC.
                      P.O. BOX 3400487
                   BROOKLYN, NEW YORK 11234
MAY 16, 1998

K&V INVESTMENTS CO INC.

     RE:   800,000 SHARES OF SILVER STAR FOODS, INC.

DEAR SIR/MADAM:

     THIS LETTER IS TO CONFIRM THAT YOU HAVE
TENDERED YOUR 800,000 SHARES OF SILVER STAR FOODS,
INC. FOR SALE TO SILVER STAR FOODS, INC.  SILVER STAR
FOODS, INC. AGREES TO PAY K&V INVESTMENTS $210,000
FOR THE ENTIRE 800,000 SHARES WITHIN 6 MONTHS FROM
THE DATE NOTED ABOVE, MAY 16, 1998
VERY TRULY YOURS,
BY: /S/ MICHAEL TROTTA, President
    -----------------------------
    SILVER STAR FOODS, INC.

ACCEPTED & AGREED TO BY:

K&V INVESTMENTS CO INC.
By: /s/
    -----------------------------